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                                                                    EXHIBIT 10.4

                           SECOND AMENDED AND RESTATED



                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                            ARRIS INTERACTIVE L.L.C.,



                      A DELAWARE LIMITED LIABILITY COMPANY

                                 AUGUST 3, 2001



THE INTERESTS IN ARRIS INTERACTIVE L.L.C. (THE "INTERESTS") ARE SUBJECT TO THE
RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE
VIII OF THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES
ONLY AND HAVE NOT BEEN REGISTERED UNDER (I) ANY STATE SECURITIES LAWS, OR (II)
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
NEITHER THE INTERESTS, NOR ANY PART THEREOF, MAY BE OFFERED FOR SALE, PLEDGED,
HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) IN COMPLIANCE
WITH THE TERMS AND CONDITIONS OF ARTICLE VIII OF THIS AGREEMENT AND (B) PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY
APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM
REGISTRATION UNDER SUCH LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS.

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS............................................................................................1

1.01.    Definitions.............................................................................................1

1.02.    Exhibits and Schedules..................................................................................9

1.03.    Other Capitalized Terms.................................................................................9

ARTICLE II GENERAL...............................................................................................9

2.01.    Formation and Management................................................................................9

2.02.    Name of the Limited Liability Company...................................................................9

2.03.    Office of the Limited Liability Company and Agent for Service of Process...............................10

2.04.    Qualification..........................................................................................10

2.05.    Purposes...............................................................................................10

2.06.    Members................................................................................................10

2.07.    Term...................................................................................................10

2.08.    Liability of Members...................................................................................10

2.09.    No Partnership.........................................................................................11

2.10.    Title to Company Property..............................................................................11

2.11.    No Individual Authority................................................................................11

2.12.    Investment Representations.............................................................................11

ARTICLE III CAPITAL CONTRIBUTIONS; ADDITIONAL FINANCING.........................................................11

3.01.    Capital Accounts.......................................................................................11

3.02.    Capital Contributions..................................................................................12

3.03.    Other Contributions: No Withdrawal of or Interest on Capital...........................................12

3.04.    Third Party Loans......................................................................................12

3.05.    Member Loans...........................................................................................12

3.06.    Reduction of Capital Accounts..........................................................................12

3.07.    Capital Accounts.......................................................................................12

3.08.    Negative Capital Accounts..............................................................................14

3.09.    No Resignation or Withdrawal of Capital................................................................14

ARTICLE IV DISTRIBUTIONS........................................................................................14

4.01.    Distribution of Cash Flow..............................................................................14

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
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4.02.    Distribution of Capital Proceeds.......................................................................14

4.03.    Limitations on Distributions...........................................................................14

4.04.    Class B Member Distribution Preference in Bankruptcy...................................................14

4.05.    Tax Withholding........................................................................................15

4.06.    No Limitations on Redemption...........................................................................15

ARTICLE V ALLOCATION OF NET PROFITS AND NET LOSSES..............................................................16

5.01.    Net Profit.............................................................................................16

5.02.    Net Loss...............................................................................................16

5.03.    Limitation on Net Loss Allocations.....................................................................16

5.04.    Other Items............................................................................................16

5.05.    Special Allocations....................................................................................16

5.06.    Curative Allocations...................................................................................18

5.07.    Other Allocation Rules.................................................................................18

5.08.    Section 704(c) Allocation..............................................................................19

ARTICLE VI MANAGEMENT...........................................................................................19

6.01.    Management of the Company..............................................................................19

6.02.    Officers...............................................................................................20

6.03.    Binding the Company....................................................................................21

6.04.    Contracts with Members.................................................................................21

6.05.    Required Approval by Members...........................................................................21

6.06.    Member Action..........................................................................................22

6.07.    Indemnification........................................................................................23

ARTICLE VII FISCAL MATTERS......................................................................................25

7.01.    Books and Records......................................................................................25

7.02.    Financial and Other Reports............................................................................26

7.03.    Bank Accounts..........................................................................................26

7.04.    Tax Matters Partner....................................................................................26

7.05.    Tax Elections and Decisions............................................................................27

ARTICLE VIII TRANSFERS OF INTERESTS.............................................................................27

8.01.    General Restrictions on Transfer.......................................................................27

8.02.    Redemption of Interest of Class B Interest.............................................................28

8.03.    Mandatory Exchange for New Securities..................................................................30



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ARTICLE IX DISSOLUTION AND LIQUIDATION..........................................................................33

9.01.    Events Causing Dissolution.............................................................................33

9.02.    Procedures on Dissolution..............................................................................33

9.03.    Distributions Upon Liquidation.........................................................................34

ARTICLE X MISCELLANEOUS PROVISIONS..............................................................................35

10.01.   Applicable Law.........................................................................................35

10.02.   Counterparts...........................................................................................35

10.03.   Separability of Provisions.............................................................................35

10.04.   Article and Section Titles.............................................................................35

10.05.   Amendments.............................................................................................35

10.06.   No Third Party Beneficiaries...........................................................................35

10.07.   Successors and Assigns.................................................................................36

10.08.   Notice.................................................................................................36

10.09.   Subordination..........................................................................................37


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                            ARRIS INTERACTIVE L.L.C.

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ARRIS INTERACTIVE L.L.C., a Delaware limited liability company (the "Company"), dated and effective as of August 3, 2001 (the "Closing Date"), by and among ANTEC Corporation, a Delaware corporation that is in the process of changing its name to Arris International, Inc. ("ANTEC"), Arris Group, Inc., a Delaware corporation ("Newco"), and Nortel Networks LLC, a Delaware limited liability company ("Nortel").

         WHEREAS, ANTEC and Nortel, as the only members, are parties to the Amended and Restated Limited Liability Company Agreement of Arris Interactive L.L.C., dated as of March 31, 1999 (the "Amended and Restated Limited Liability Company Agreement");

         WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of October 18, 2000, as amended (the "Agreement and Plan of Reorganization"), among ANTEC, Newco, Broadband Transition Corporation, a Delaware corporation, Nortel Networks Inc., a Delaware corporation ("Nortel Networks"), Nortel, and the Company, the parties hereto desire to amend and restate the Amended and Restated Limited Liability Company Agreement in its entirety.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, ANTEC and Nortel hereby agree to amend and restate the Amended and Restated Limited Liability Company Agreement in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. DEFINITIONS. The following capitalized terms used in this Agreement shall have the respective meanings ascribed to them below:

         "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time.

         "Administrative Agent" shall have the meaning specified in the Senior Credit Agreement.

         "Adjusted Capital Account Balance" shall mean with respect to any Member, the balance, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

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                  (i)      credit to such Capital Account any amounts which such
         Member is obligated to restore, because of a promissory note to the Company or otherwise pursuant to Regulation Section
         1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulation Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5); and

                  (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

         This definition of Adjusted Capital Account Balance is intended to comply with Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently with such Regulations.

         "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person; provided, however, that none of the Company, Newco and ANTEC shall, for the purposes of this Agreement, be, or be deemed or construed to be, an Affiliate of Nortel, Nortel Networks or any of their respective Affiliates.

         "Agreement" shall mean this Second Amended and Restated Limited Liability Company Agreement as it may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

         "ANTEC" shall have the meaning set forth in the introductory paragraph hereof.

         "Assignee" shall have the meaning set forth in Section 8.01(a) hereof.

         "Bankruptcy" means the occurrence of any of the events specified in
Section 8.6 or Section 8.7 of the Senior Credit Agreement.

         "Borrowers" shall have the meaning specified in the Senior Credit Agreement .

         "Capital Account" shall have the meaning specified in Section 3.07 hereof.

         "Capital Contribution" shall mean any contribution by a Member to the capital of the Company.

         "Capital Proceeds" shall mean the net proceeds from:

                  (i) loans to the Company in excess of current or reasonably anticipated Company needs (including reasonable reserves for Company debt obligations and working capital as determined by the Managing Member) or excess funds received from refinancing of any Company indebtedness (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such refinancing, and (y) after deduction or retention of such sums as are deemed necessary to be retained as a reserve for the conduct of the business of the Company; and


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                  (ii)     any sale, exchange, condemnation or other disposition
         of any capital asset of the Company or from claims on policies of insurance maintained by the Company for damage to or destruction of capital assets of the Company or the loss of title thereto (to the extent that such proceeds exceed the actual or estimated costs of repairing or replacing the assets damaged or destroyed if, pursuant to this Agreement, such assets are repaired or replaced) (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such sale or other disposition or the receipt of such insurance proceeds, as the case may be, and (y) after deduction or retention of such sums as are deemed necessary by the Managing Member to be retained as a reserve for the conduct of the business of the Company.

         "Cash Flow" shall mean for any period the Gross Receipts of the Company for such period less Operating Expenses for such period.

         "Certificate" shall mean the Certificate of Formation of the Company filed under and pursuant to the Act with the Office of the Secretary of State of the State of Delaware, as it may, from time to time, be amended in accordance with the Act.

         "Certificate of Designations" shall mean the Certificate of Designations of Series A Convertible Subordinated Preferred Stock of Newco in the form of Exhibit 1 hereto.

         "Change of Control," with respect to Newco, shall have the meaning set forth in the Indenture dated as of May 18, 1998, between ANTEC and The Bank of New York, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Class A Interest" shall mean all of a Class A Member's limited liability company interest in the Company, including the rights to receive allocations and distributions, to vote, and to consent or approve.

         "Class A Members" shall mean ANTEC and Newco and any transferees of ANTEC or Newco permitted hereunder.

         "Class A Sharing Ratio" shall mean, with respect to each Class A Member, the percentage set forth opposite such Class A Member's name on Schedule A.

         "Class B Interest" shall mean the Class B Member's limited liability company interest in the Company, which includes the specified right to receive allocations pursuant to Article V and distributions pursuant to Article IV and the redemption rights provided in Section 8.02 but does not include the right to vote in matters of the Company unless expressly stated otherwise in this Agreement or required by the Act.

         "Class B Member" shall mean Nortel and any transferee of Nortel permitted hereunder so long as the Class B Interest has not been redeemed in full.


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         "Class B Return" shall mean an amount equal to ten percent (10%) per annum, compounded annually determined on the basis of a 360 day year, accruing to the extent not paid pursuant to Sections 4.01, 4.02, 8.02 or 9.03 herein, of the average daily balance of Class B Unreturned Capital during the period commencing on the Closing Date and ending on the date of any calculation.

         "Class B Unreturned Capital" shall mean an amount equal to the excess, if any, of (i) the sum of (A) the Initial Class B Balance and (B) the Class B Return compounded as set forth in the definition of "Class B Return" herein, over (ii) the aggregate amount actually distributed to Class B Member after the Closing Date pursuant to Sections 4.01, 4.02, 8.02 or 9.03 herein.

         "Closing Date" shall have the meaning set forth in the introductory paragraph hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.

         "Default" and "Event of Default" shall have the meaning specified in the Senior Credit Agreement.

         "Depreciation" shall mean for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

         "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

         "Excess Availability" shall have the meaning specified in the Senior Credit Agreement.

         "Fair Market Value" shall mean, with respect to Newco Common Stock, the average closing price per share of Newco Common Stock on The Nasdaq Stock Market (or, if Newco Common Stock is not then trading thereon, such other nationally recognized stock market or exchange, if any, on which Newco Common Stock may then be actively traded) for the twenty (20) consecutive trading days ending two
(2) trading days prior to the date of determination. In the absence of trading of Newco Common Stock in such trading markets, the Fair Market Value shall be as reasonably determined by the board of directors of Newco based upon a written valuation report prepared by an independent valuation firm.


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

         "Fiscal Year" shall mean the twelve month period ending December 31 of each year; provided that the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period as determined by the Managing Member in its reasonable discretion).

         "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managing Member.

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member in its reasonable discretion, at each of the following times: (a) the acquisition of an additional Interest in the Company by any new or existing Member for more than a de minimis contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest in the Company; and (c) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member in its reasonable discretion.

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulation
         Section 1.704-1(b)(2)(iv)(m), clause (iv) of the definition of "Net Profit" or "Net Loss," and Section 5.05(g) hereof, provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

                  (v) If the Gross Asset Value of an asset has been determined or adjusted


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         pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

        "Gross Receipts" shall mean receipts (other than Capital Proceeds and Capital Contributions), calculated on an accrual basis, from the conduct of the business of the Company from all sources.

         "Indemnitee" shall have the meaning set forth in Section 6.07 hereof.

         "Initial Class B Balance" shall mean the amount of $100,000,000.

         "Interest" shall mean Class A Interest or Class B Interest (if any) or any other class of interest in the Company subsequently created pursuant to this Agreement.

         "Law" or "Laws" shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect the Company or the operation of the Company's business.

         "Liquidator" shall mean any Person or Persons (including the Managing Member and one or more officers of the Company) charged with winding up and/or liquidating the business, affairs and/or assets of the Company in accordance with the provisions hereof, each of which Persons shall be deemed to be a "liquidating trustee" within the meaning of the Act.

         "Managing Member" shall mean initially Newco, or any successor Managing Member elected by the Class A Members owning, in the aggregate, a majority of the Class A Interests.

        "Maximum Quarterly Class B Redemption" shall have the meaning set forth in Section 8.02(a) hereof.

         "Member" shall mean each of Newco, ANTEC and Nortel and any other Person hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person which has ceased to be a member of the Company, unless the Agreement states otherwise.

         "Member Loan" shall mean a loan made by a Member pursuant to Section 3.05.

         "Net Profit" or "Net Loss" shall mean for each Fiscal Year the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code, and Regulation Section 1.703-1, but with the following adjustments:

                  (i) Any tax exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be added to such taxable income or taxable loss;


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                  (ii)     Any expenditures of the Company described in Section
         705(a)(2)(B) of the Code for such Fiscal Year or treated as being so described in Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in this subsection shall be subtracted from such taxable income or taxable loss;

                  (iii) The amount of any gain or loss required to be recognized by the Company during such Fiscal Year by reason of a sale or other disposition of Company property, and any depreciation, amortization or cost recovery deductions with respect to Company property to which the Company is entitled for any Fiscal Year, shall be computed as if the Company's adjusted basis in such property for income tax purposes were equal to the Gross Asset Value (and taking into account Depreciation in lieu of such depreciation, amortization or cost recovery deductions), and any adjustment to the Gross Asset Value shall be treated as a Net Profit or Net Loss; and

                  (iv) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss.

         This definition is intended to comply with the Regulations and any and all other items which must be included in Net Profit or Net Loss in order for this Agreement to comply with said Regulations shall be included in such concept. Notwithstanding any other provision of this definition, any items of income, gain, deduction, loss or credit which are specially allocated shall not be taken into account in computing Net Profit or Net Loss. The intent of this definition is that no reference to Net Profit or Net Loss include such specially allocated items.

         "New Securities" shall have the meaning set forth in Section 8.03 hereof.

         "Newco" shall have the meaning set forth in the introductory paragraph hereof.

         "Newco Preferred Stock" shall mean the Series A Convertible Subordinated Preferred Stock of Newco, par value $1.00 per share, having the powers, designations, preferences and rights specified in the Certificate of Designations.

         "Nortel" shall have the meaning set forth in the introductory paragraph hereof.

         "Officers" shall have the meaning set forth in Section 6.02 hereof.

         "Operating Expenses" shall mean all expenditures of any kind incurred by the Company after the Closing Date hereof in the normal course of its business, including, without limitation, debt service (principal and interest) payable on indebtedness of the Company (whether to a third


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

party or to a Member), plus such sums as are deemed reasonably necessary by the Managing Member as a reserve to be retained for the conduct of the business of the Company, and capital expenditures and investments in other assets, but excluding, without duplication: (A) payments with respect to federal, state or local income, franchise or similar taxes of any Member and all kinds of taxes payable in lieu thereof, and (B) any non-cash charges for depreciation or amortization of any Company asset.

         "Optional Indemnitee" shall have the meaning set forth in Section 6.07 hereof.

         "Person" shall mean any corporation, limited or general partnership, limited liability company, trust, unincorporated association, any other entity or organization, governmental agency, bureau, department or other body, or an individual.

         "Regulations" shall mean the United States Department of Treasury Regulations (including Temporary Regulations) promulgated under the Code.

         "Revolving Loan Commitment Termination Date" shall have the meaning specified in the Senior Credit Agreement.

         "Regulatory Allocations" shall have the meaning set forth in Section
5.06 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Credit Agreement" shall mean the Credit Agreement, of even date herewith, by and among the Company, ANTEC, Credit Suisse First Boston, The CIT Group/Business Credit, Inc., and a syndicate of banks, financial institutions and other investors party thereto, as such Credit Agreement may be amended, restated, amended and restated, supplemented, or otherwise modified. References to provisions of, and terms defined in, the Senior Credit Agreement shall be interpreted as applying equally to the comparable provisions and terms of any such amendment, restatement, amendment and restatement, supplement or other modification.

         "Senior Credit Facilities" shall mean (i) the senior secured revolving credit facility providing for revolving loans and other extensions of credit in an aggregate principal amount of $175,000,000 pursuant to the Senior Credit Agreement as such $175,000,000 in aggregate principal amount of revolving loans and other extensions of credit may be increased by additional revolving loans and additional extensions of credit pursuant to an uncommitted facility of up to $25,000,000 in aggregate principal amount made available to the Borrowers pursuant to the Senior Credit Agreement; (ii) any refinancing, refunding, replacement, restatement, amendment, amendment and restatement, renewal, restructuring (including without limitation to increase the amount of available borrowing thereunder (but not above $200,000,000 in aggregate principal amount outstanding at any time), supplement or other modification of such facilities and (iii) the definitive documentation including credit, guarantee, security, intercreditor and other related instruments and documentation evidencing such facilities, in each case as amended, restated, amended and restated, refinanced, refunded, renewed, replaced, restructured (including without limitation to increase the amount of available borrowing thereunder (but not above


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

$200,000,000 in aggregate principal amount outstanding at any time), supplemented or otherwise modified.

         "Senior Debt" shall have the meaning specified in the Subordination Agreement.

         "Special Allocations" shall mean allocations made pursuant to Section
5.05 hereof.

         "Subordination Agreement" shall mean the Subordination Agreement dated as of August 3, 2001, among Nortel, The CIT Group/Business Credit, Inc., as Administrative Agent, Newco, and the Company, as such Subordination Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Transfer" shall refer to any sale, exchange, redemption, assignment, conveyance, license, sublicense, encumbrance, hypothecation, gift, pledge, grant of a security interest, or other transfer, disposition or alienation in any way (whether voluntarily, involuntarily, by reason of merger involving the Company, by operation of law, or otherwise). Transfer shall specifically include assignments and distributions resulting from death, incompetency, bankruptcy, insolvency, liquidation and dissolution.

         1.02. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto are hereby incorporated by this reference.

         1.03. OTHER CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Agreement and Plan of Reorganization.

                                   ARTICLE II

                                     GENERAL

         2.01. FORMATION AND MANAGEMENT. On November 9, 1995, the Company was formed as a Delaware limited liability company by delivering the Certificate to the Delaware Secretary of State in accordance with the provisions of the Act. The Company shall be managed by the Managing Member in accordance with Section
6.01 of this Agreement and the rights and obligations of the Members shall be governed by this Agreement and by the Act. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood that if the Act provides for a particular rule but allows the members of a limited liability company to provide to the contrary in the limited liability company agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing).

         2.02. NAME OF THE LIMITED LIABILITY COMPANY. The name of the Company is "Arris Interactive L.L.C." The name of the Company may be changed at any time or from time to time by the Managing Member.


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         2.03.    OFFICE OF THE LIMITED LIABILITY COMPANY AND AGENT FOR SERVICE
OF PROCESS. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the resident agent at such address for service of process on the Company in the State of Delaware is The Corporation Trust Company. The Managing Member may cause the Company to change from time to time its resident agent for service of process, or the location of its registered office in the State of Delaware. The Company's principal place of business shall be located at Atlanta, Georgia. The Managing Member may establish places of business of the Company within and without the State of Georgia, as and when required by the Company's business and in furtherance of its purposes set forth in Section 2.05 hereof, and may appoint agents for service of process in all jurisdictions in which the Company shall conduct business.

         2.04. QUALIFICATION. The Managing Member shall cause to be filed such certificates and documents as may be necessary or appropriate to comply with the Act and any other applicable requirements for the operation of a limited liability company in accordance with the laws of the jurisdictions in which the Company shall conduct business, and shall continue to do so for so long as the Company conducts business therein.

         2.05. PURPOSES. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

         2.06. MEMBERS. The current Members of the Company are Newco, ANTEC and Nortel. Subject to Section 6.05 and compliance with the other provisions of this Agreement, additional members may be admitted to the Company, solely upon the prior written consent of the Managing Member, which may be withheld for any or no reasons, unless stated otherwise in this Agreement (including, without limitation, Section 8.01(b)).

         2.07. TERM. The existence of the Company commenced upon the effectiveness of the Certificate and the Company shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with
Article IX.

         2.08. LIABILITY OF MEMBERS. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Without limiting the foregoing, (a) no Member, in its capacity as a Member, shall have any liability or obligation to restore any negative balance in its Capital Account, and (b) the failure of the Company to observe any formalities or requirements relating to exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

         2.09. NO PARTNERSHIP. The Company is not intended to be a general partnership, limited partnership or joint venture, and no Member shall be considered to be a partner or joint venture of any other Member, for any purposes other than foreign and domestic federal, state, provincial and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.

         2.10. TITLE TO COMPANY PROPERTY. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more trusts. Any property held by a nominee trust for the benefit of the Company shall, for purposes of this Agreement, be treated as if such property were directly owned by the Company.

         2.11. NO INDIVIDUAL AUTHORITY. No Member shall, without the express, prior written consent of the Managing Member, take any action for or on behalf of or in the name of the Company, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Company, except for actions expressly provided for in this Agreement, and any action taken in violation of the foregoing limitation shall, to the fullest extent permitted by law, be void.

         2.12.    INVESTMENT REPRESENTATIONS.

                  (a) Investment Intent. Each Member hereby represents and warrants to each other Member and to the Company that it has acquired its interest in the Company solely for its own account with the intention of holding such interest for investment purposes only.

                  (b) Unregistered Interests. Each Member hereby acknowledges that it is aware that its Interests have not been registered under the Securities Act or under any state securities laws. Each Member further understands and acknowledges that its representations and warranties contained in this Section 2.13 are being relied upon by the Company and by the other Members as the basis for the exemption of the Members' Interests in the Company from the registration requirements of the Securities Act and under all state securities laws. Subject to Section 6.05(c), each Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of a Member's Interest in the Company to any Person unless and until the provisions of Article VIII hereof applicable to such sale, transfer or assignment have been fully satisfied.

                                   ARTICLE III

                   CAPITAL CONTRIBUTIONS; ADDITIONAL FINANCING

         3.01. CAPITAL ACCOUNTS. For each Member (and each permitted assignee), the Company shall establish and maintain a separate Capital Account. The initial Capital Account balances of the Members as of the Closing Date shall be set forth in Schedule A.

         3.02. CAPITAL CONTRIBUTIONS. Pursuant to the Agreement and Plan of Reorganization, on the Closing Date, Nortel shall contribute the amounts specified in Section 4.02 of the Agreement and Plan of Reorganization. In exchange for such contribution, the Company shall issue to Nortel the Class B Interest.

         3.03. OTHER CONTRIBUTIONS: NO WITHDRAWAL OF OR INTEREST ON CAPITAL. Each Class A Member may contribute to the capital of the Company any amounts requested by the Managing Member to be so contributed. The Class B Member may not further contribute to the capital of the Company and shall have no obligation to make any further or additional Capital Contribution. No interest shall accrue on any Capital Contributions, and no Member shall have the right to withdraw or to have returned or be repaid any Capital Contribution made by it or to receive any other payment in respect of its Interest, except as specifically provided in this Agreement (including, without limitation, Sections 8.02 and 9.03).

         3.04. THIRD PARTY LOANS. In the event that the Company requires additional funds to carry out its purposes, to conduct its business and affairs, or to meet its obligations, or to make any expenditure authorized by this Agreement, the Company may borrow funds from such Persons, and on such terms and conditions, as may be approved by the Managing Member.

         3.05. MEMBER LOANS. Any Member, including the Managing Member, may lend funds to the Company to carry out its purposes, to conduct its business and affairs, or to meet its obligations, or to make any expenditure authorized by this Agreement, in each case upon the approval of the Managing Member (provided that the Class B Member shall have no obligation to lend any such funds to the Company, and this Agreement shall not be construed to suggest otherwise). Unless otherwise agreed by the lender and the Managing Member, a Member Loan shall bear interest at the "prime rate" published by The Wall Street Journal plus two percent (2%) and shall be payable out of Cash Flow, Capital Proceeds or on liquidation as provided in Sections 4.01, 4.02 and 9.03, respectively; provided that in all events all other terms of any Member Loan shall be commercially reasonable and established on an arms-length basis.

         3.06. REDUCTION OF CAPITAL ACCOUNTS. Any distribution to a Member, whether pursuant to Section 4.01 or 4.02 or any other Section of this Agreement, shall reduce the amount of such Member's Capital Account in accordance with
Section 3.07, but no adjustment in the Interests of any Member shall be made on account of any such distribution, except as otherwise specifically provided in this Agreement.

         3.07.    CAPITAL ACCOUNTS.

                  (a) "Capital Account" means an account that shall be maintained for each Member and which, as of any given date, shall be an amount equal to the following:

                           (i) The aggregate amount of cash that has been contributed to the capital of the Company as of such date by or on behalf of such Member; plus

                           (ii) The agreed upon Gross Asset Value (as of the date of contribution) of any property other than cash that has been contributed to the capital of the Company as of such date by such Member and the amount of liabilities assumed by any such Member under
         Section 752 of the Code or which is secured by any Company property distributed to such Member; plus

                           (iii) The aggregate amount of the Company's Net Profit that has been allocated to such Member as of such date pursuant to the provisions of Section 5.01 or any items of income or gain which are specially allocated to such Member or other positive adjustment required by the Regulations and which have not been previously taken into account in determining Capital Accounts; minus

                           (iv) The aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to
         Section 5.02 and the amount of any item of expense deduction or loss which is specially allocated to such Member; and minus

                           (v) The aggregate amount of cash and the agreed upon Gross Asset Value of all other property (as of the date of distribution) that has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Section 752 of the Code or which are secured by any property contributed by such Member to the Company or other negative adjustment required by the Regulations and which have not been previously taken into account in determining Capital Accounts.

                  (b) Upon the sale, transfer, assignment or other disposition of an Interest in the Company after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred Interest will be carried over to the transferee Member. In the case of a sale or exchange of any Interest in the Company at a time when an election under Code
Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Regulation Section 1.704-1(b)(2)(iv)(m).

                  (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulation, the Managing Member may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 9.03 hereof upon the dissolution of the Company.

         3.08. NEGATIVE CAPITAL ACCOUNTS. Any Member having a deficit or negative balance in its Capital Account shall not be required to restore such deficit capital amount or otherwise to contribute capital to the Company to restore its Capital Account.

         3.09.    NO RESIGNATION OR WITHDRAWAL OF CAPITAL. Except as provided in
Article VIII, no Member shall have the right to resign or withdraw from the Company or to withdraw any portion of the capital of the Company at any time. Upon dissolution of the Company, the Members' capital shall be distributed pursuant to Section 9.03 hereof.

                                   ARTICLE IV

                                  DISTRIBUTIONS

         4.01. DISTRIBUTION OF CASH FLOW. Subject to Section 9.03, the Company shall distribute Cash Flow as follows: (a) to the Class B Member to make the redemption payments specified in Section 8.02 in respect of the Class B Interest; (b) to repay amounts borrowed pursuant to Section 3.05 as and when determined by the Managing Member; and (c) to the Class A Members as and when determined by the Managing Member; provided that it is acknowledged and agreed that (x) this Section 4.01 is not intended to, and shall not, override or otherwise qualify the limitations on the Company's obligations contained in
Section 8.02 hereof, and (y) the Company shall not have any obligation to make, and shall not make, any redemption payments with respect to the Class B Interest pursuant to Section 4.01(a) unless and until such redemption payment is permitted by Section 8.02.

         4.02. DISTRIBUTION OF CAPITAL PROCEEDS. The Company shall distribute to the Members Capital Proceeds as provided herein (including, without limitation, Section 8.02 and Section 9.03), and otherwise as and when determined by the Managing Member; provided that it is acknowledged and agreed that (x) this Section 4.02 is not intended to, and shall not, override or otherwise qualify the limitations on the Company's obligations contained in Section 8.02 hereof, and (y) the Company shall not have any obligation to make, and shall not make, any redemption payments with respect to the Class B Interest pursuant to
Section 4.02 unless and until such redemption payment is permitted by Section 8.02.

         4.03. LIMITATIONS ON DISTRIBUTIONS. Except as provided in Sections 4.01, 4.02, 4.04, 8.02 and 9.03, distributions of cash or other property shall be made to the Members at such time or times, in such amounts, and in such manner, as the Managing Member shall determine. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest if such distribution would violate the Act or other applicable law or, in the case of a distribution with respect to the Class B Interest, violate Section 8.02(b) or exceed the Class B Unreturned Capital plus any unpaid Class B Return.

         4.04. CLASS B MEMBER DISTRIBUTION PREFERENCE IN BANKRUPTCY. If (a) a Bankruptcy occurs as to the Company and (b) an exchange described in Section
8.03 has not occurred, no
other Member of the Company shall be entitled to receive any distributions under this Agreement until the Class B Member has received a distribution of (i) the Class B Unreturned Capital and (ii) any unpaid Class B Return. Nothing herein shall be construed to permit a distribution to the Class B Member that otherwise is prohibited by the Subordination Agreement.

         4.05. TAX WITHHOLDING. If the Company incurs any obligation to pay any amount in respect of taxes (including withholding taxes and any interest, penalties or additions to tax) imposed on income of or distributions made to any Member or former Member, any amount so required to be paid by the Company with respect to such Person shall be treated for all purposes of this Agreement as if it had been loaned to such Person, and the Managing Member shall cause the Company to give prompt written notice to such Person of the date and amount of such loan. Any withholding taxes withheld pursuant to this Section 4.05 shall be withheld at the maximum applicable statutory rate under the applicable tax law unless the Managing Member shall have received an opinion of counsel or other evidence, satisfactory to the Managing Member in its reasonable discretion, to the effect that a lower rate is applicable or that no withholding is applicable. Each Member covenants, for itself, its successors, assigns, heirs and personal representatives, that such Person shall pay to the Company at any time after notice of the loan has been given, but not later than twenty (20) days after the Company delivers a written demand to such Person for such repayment (which demand may be made at any time prior to or after the dissolution of the Company or the withdrawal of such Person or its predecessors from the Company); provided, however, that if any such repayment is not made within such 20-day period, such Person shall pay interest to the Company at a rate equal to the "prime rate" published by The Wall Street Journal, adjusted daily, for the entire period commencing on the date on which the Company paid such amount and ending on the date on which such Person repays such amount to the Company together with all accrued but previously unpaid interest. The Company shall (1) collect such unpaid amounts (including interest) from any Company distributions that otherwise would be made to such Person and/or (2) subtract from the Capital Account of such Person, no later than the day prior to the Company's initial liquidating distribution, any such unpaid amounts (plus unpaid interest) not so collected, in each case treating the amount so collected or subtracted as having been distributed to such Person at the time of such collection or subtraction.

         4.06. NO LIMITATIONS ON REDEMPTION. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement (including, without limitation, the provisions of Section 4.01 and Section 4.02 to the extent they may be construed to imply that the Company shall not, unless otherwise determined by the Managing Member, be obligated to distribute assets other than Cash Flow and Capital Proceeds in connection with the redemption of the Class B Interest required by the provisions of Section 8.02 hereof), the provisions of this Article IV shall be in all respects subject to, and shall not in any way limit or restrict, the Company's obligations under Section 8.02(a) and Section
9.03 (in each case subject to the limitations set forth in Section 8.02(b) and the Subordination Agreement), except for amounts owed to the Company pursuant to
Section 4.05.

                                    ARTICLE V

                    ALLOCATION OF NET PROFITS AND NET LOSSES

         5.01. NET PROFIT. Except as otherwise provided in this Article V, all Net Profit of the Company for each Fiscal Year shall be allocated to the Members as follows:

                  (a) First, to the Members, pro rata in proportion to the cumulative allocations of Net Loss to each Member pursuant to Section 5.03 until the cumulative Net Profit allocated to each Member pursuant to this clause (a) is equal to the cumulative Net Loss allocated to such Member pursuant to Section
5.03 (such Net Profit to be allocated in reverse chronological order of the allocation of the Net Loss pursuant to Section 5.03 which has not been previously offset by an allocation under this Section 5.01(a));

                  (b) Second, to the Class A Members, pro rata in proportion to the cumulative Net Loss allocated to each Class A Member pursuant to Section 5.02 until the cumulative Net Profit allocated to each Class A Member pursuant to this clause (b) is equal to the cumulative Net Loss allocated to such Class A Member pursuant to Section 5.02 (such Net Profit to be allocated in reverse chronological order of the allocation of the Net Loss pursuant to
Section 5.02 which has not been previously offset by an allocation under this
Section 5.01(b)); and

                  (c) Thereafter, to the Class A Members pro rata in proportion to their then respective Class A Sharing Ratios.

         5.02. NET LOSS. Except as otherwise provided in this Agreement, all Net Loss of the Company for each Fiscal Year shall be allocated to the Class A Members pro rata in proportion to their then respective Class A Sharing Ratios.

         5.03. LIMITATION ON NET LOSS ALLOCATIONS. Notwithstanding any provision of this Agreement to the contrary, except as otherwise specifically provided in this Section 5.03 in no event shall Net Loss be allocated to a Member if such allocation would result in such Member's having a negative Adjusted Capital Account Balance at the end of any Fiscal Year. All Net Loss in excess of the limitation set forth in this Section 5.03 shall be allocated to any remaining Member with a positive Adjusted Capital Account Balance, and if all such Adjusted Capital Account Balances are zero or negative, to the Class A Members pursuant to Section 5.02 above.

         5.04. OTHER ITEMS. Except as provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated in the same manner as are Net Profit and Net Loss.

         5.05.    SPECIAL ALLOCATIONS. Notwithstanding Sections 5.01, 5.02 and
5.03 above, the following allocations of Net Profit or Net Loss or items thereof shall be made in the following order of priority:

                  (a) MINIMUM GAIN CHARGEBACK. To the extent required by Regulation Section 1.704-2(f), if there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(b)(2)), then each Member will be allocated items of income and gain (calculated in accordance with clauses (i), (ii) and (iii) of the definition of "Net Profit" or "Net Loss"), before any other allocation of Net Profit or Net Loss, equal to that Member's share of the net decrease in partnership minimum gain determined in accordance with Regulation Section 1.704-2(g)(2).

                  (b) MEMBER MINIMUM GAIN CHARGEBACK. If a Member suffers a net decrease in "partner nonrecourse debt minimum gain" (within the meaning of Regulation Section 1.704-2(i)(4)) in any Fiscal Year, then that Member will be allocated items of income and gain (calculated in accordance with clauses (i), (ii) and (iii) of the definition of "Net Profit" or "Net Loss") to the extent required by Regulation Section 1.704-2(i)(4).

                  (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
1.704-1(b)(2)(ii)(d)(6), items of Company income and gain (calculated in accordance with clauses (i), (ii) and (iv) of the definition of "Net Profit" or "Net Loss") shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the negative Adjusted Capital Account Balance of such Member as quickly as possible, provided that an allocation pursuant to this clause (c) shall be made if and only to the extent that such Member would have a negative Adjusted Capital Account Balance after all other allocations provided for in this Article V. This provision is intended to constitute a "qualified income offset" within the meaning of Regulation Section 1.704-2(b)(ii)(d).

                  (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of a promissory note to the Company or otherwise), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulation Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this clause (d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(c) and this clause (d) were in not in this Article V.

                  (e) NONRECOURSE DEDUCTIONS. If there are any "nonrecourse deductions" (within the meaning of Regulation Sections 1.704-2(b)(1) and 1.704-2(c)) in a Fiscal Year, then such deductions shall be allocated to the Class A Members pro rata in accordance with their then respective Class A Sharing Ratios.

                  (f) MEMBER NONRECOURSE DEDUCTIONS. If there are any "partner nonrecourse deductions" (within the meaning of Regulation Section 1.704-2(i)(1)) in a Fiscal Year, then such deductions will be allocated to the Member who bears the economic risk of loss for the "partner nonrecourse liability" (within the meaning of Regulation Section 1.704-2(b)(4)) to which the deductions are attributable.

                  (g) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                  (h) CLASS B PRIORITY ALLOCATION. At the end of each Fiscal Year, all or part of the Company items of gross income or gross gain for the Fiscal Year remaining after the application of Sections 5.05(a)-(g), if any, shall be specially allocated to the Class B Member(s), pro rata in accordance with their Class B Interests, in proportion to and to the extent of the excess of (x) the cumulative distributions of the Class B Return pursuant to this Agreement from the Closing Date to the end of such Fiscal Year, or with respect to such Fiscal Year, over (y) the cumulative items of gross income or gross gain previously allocated to such Class B Member pursuant to this Section 5.05(h).

         5.06. CURATIVE ALLOCATIONS. The allocations set forth in Sections 5.05(a) through 5.05(e) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. The Members shall, with respect to each Fiscal Year, apply the provisions of this Section 5.06 in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations.

         5.07. OTHER ALLOCATION RULES. The following rules shall apply for purposes of making tax allocations:

                  (a) "Excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), shall be allocated to the Class A Members in proportion to their respective Class A Sharing Ratios.

                  (b) For purposes of determining the Net Profit, Net Loss or any other items allocable to any period, Net Profit, Net Loss and any such other items shall be determined on a daily, monthly or other basis, pursuant to any permissible method under Code Section 706 and the Regulations promulgated thereunder as selected by the Managing Member in its reasonable discretion without regard to the tax consequences to any Member.

                  (c) The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of the Company income and loss for income tax purposes.

                  (d) To the extent permitted by Regulations Section 1.704-2(h)(3), the Members shall treat distributions of Capital Proceeds as not allocable to an increase in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(b)(2)) to the extent the distribution does not cause or increase a deficit balance in the Adjusted Capital Account Balance of any Member.

         5.08. SECTION 704(C) ALLOCATION. Notwithstanding any other provision of this Agreement to the contrary, any gain or loss and any depreciation and cost recovery deductions recognized by the Company for income tax purposes in any Fiscal Year with respect to all or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with
Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the Gross Asset Value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes using any method described in Section 1.704-3 of the Regulations as selected by the Members. If and when the Capital Accounts of the Members are adjusted pursuant to the definition of "Gross Asset Value" or otherwise pursuant to Regulation Sections 1.704-1(b)(2)(iv)(f) or (g) with respect to a revaluation of any asset of the Company, then subsequent allocations of income, gain, loss, and deduction, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take into account any variation between the then existing adjusted basis of such asset for federal income tax purposes and the agreed value of such asset, as such computations may be required under Sections 704(b) and 704(c) of the Code and Regulation Section 1.704-1(b)(4)(i). Any elections or other decisions relating to such allocations shall be made by the Managing Member in its reasonable discretion without regard to the tax consequences to any Member.

                                   ARTICLE VI

                                   MANAGEMENT

         6.01.    MANAGEMENT OF THE COMPANY.

                  (a) The management of the Company is fully reserved to the Class A Members, and the Company shall not have non-member "managers," as such term is used in the Act. Subject to the other provisions of this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction and authority of the Managing Member who, in its sole and absolute discretion, shall make all decisions and take all actions for the Company. Except as set forth in the foregoing provisions of this Section 6.01 or expressly provided otherwise elsewhere in this Agreement, no Member (in its capacity as a Member) has the right, power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. Decisions or actions with respect to the Company taken by the Managing Member in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company and each Member, officer and employee of the Company.

                  (b) The Managing Member in its sole and absolute discretion may delegate all or any of its duties hereunder to such other Persons as the Managing Member deems necessary or desirable for the transaction of the business of the Company, and in furtherance of any such delegation, shall have the right to appoint, employ or contract with and pay reasonable compensation to any other Persons, but in such event the Managing Member will not be released from its responsibilities hereunder. Such Persons may, under the supervision of the Managing Member, administer, or assist in the administration of the routine day-to-day management of the Company and its business and affairs; may serve as advisors and consultants to the Managing Member in connection with decisions made by the Managing Member; may act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity; and may perform such other acts or services for the Company as the Managing Member in its sole and absolute discretion may approve.

         6.02.    OFFICERS.

                  (a) The officers of the Company shall consist of such officers as may be determined by the Managing Member ("Officers"); provided, however, that, if the Managing Member determines to establish any officer position with a title expressly referenced in the DGCL or customarily used in corporations organized under the DGCL, such Officer shall, to the maximum extent possible, have the duties and responsibilities, and be deemed to have been delegated to him by the Managing Member the rights, powers and authority, associated with such officer position under the DGCL or customarily associated with such officer position in such corporations, as the case may be.

                  (b) No Officer need be a Member. Any two or more offices may be held by the same person. Each Officer of the Company shall be required to devote only such time to the business and affairs of the Company as may be reasonably necessary for the discharge of his duties and responsibilities to the Company in such capacity, and no Officer of the Company shall be required to devote full time to the business and affairs of the Company unless the Managing Member determines otherwise.

                  (c) Except as otherwise provided by Law or by this Agreement, each Officer shall hold office until his death, resignation or removal, unless a different term is specified in the action of the Managing Member designating him. Any Officer may resign by delivering his written resignation to the Managing Member. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Officer may be removed at any time, with or without cause, by action of the Managing Member.

                  (d) Except as the Managing Member may otherwise determine, no Officer who resigns or is removed shall have any right to any compensation as an Officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Company.

                  (e) The Managing Member may, in its discretion, fill any vacancy occurring in any office of the Company for any reason or leave such vacancy unfilled for such period as it may determine.

         6.03. BINDING THE COMPANY. Except as the Managing Member may generally or in any particular case or cases otherwise authorize, and subject to the other provisions of this Agreement, all deeds, leases, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Company shall be signed by the Managing Member or any one or more Officers of the Company.

         6.04. CONTRACTS WITH MEMBERS. The Company may engage in business with, or enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of funds, goods, services or space with, any Member or Affiliate of a Member, and may pay reasonable compensation in connection with such business, funds, goods, services or space. Contracts with Members or Affiliates of Members, at the discretion of the Managing Member, need not be in writing.

         6.05.    REQUIRED APPROVAL BY MEMBERS.

                  (a) The following actions and decisions shall require the affirmative approval, either by vote or by written consent, of Members representing a majority of the Class A Interests:

                           (i) to admit any new Member to the Company, other than (A) as specifically permitted in this Agreement (including, without limitation, Section 8.01(b)) or (B) as provided for in Section 6.05(c) below;

                           (ii) to institute proceedings to adjudicate the Company a bankrupt, or consent to the filing of a bankruptcy proceeding against the Company, or file a petition or answer or consent seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or make an assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due;

                           (iii)    to dissolve or wind-up the Company; and

                           (iv) to merge or consolidate the Company with or into another Person.

                  (b) Subject only to Section 6.05(c) and the transactions described in Section 8.03(a)(x), but notwithstanding anything else in this Agreement to the contrary, for so long as any Class B Member remains a Member, any (i) merger, consolidation or other business combination involving the Company, (ii) conversion of the Company into any other form of entity, and (iii) amendment of this Agreement (whether in connection with admission of a new Member or otherwise), in each case causing or resulting in any direct or indirect reduction of the benefits or increase of the detriments to be received by the Class B Member hereunder, or otherwise adversely affecting the Class B Interest, also shall require the prior affirmative written approval of a majority of Class B Members.

                  (c) The Members acknowledge that a full and complete security interest in the Class A Interest has been granted by each of the Class A Members to the Administrative Agent, for the benefit of the lenders pursuant to the Senior Credit Facilities. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent and the lenders under, and the other beneficiaries of, the Senior Credit Facilities, and their successors and assigns, shall have the absolute and unconditional right to become Class A Members, with no need for any approval, consent or other action of the Managing Member, the Class A Members, the Class B Members, the Company or any other Person, upon notice to the Managing Member in connection with the Administration Agent's enforcement of such security interest after an Event of Default under the Senior Credit Facilities, whether through foreclosure, Transfer in lieu of foreclosure, other exercise of rights under the Senior Credit Facilities or otherwise (including without limitation the exercise of rights of a secured lender).

         6.06. MEMBER ACTION. In the event that any matter is required to be submitted to the Members for their approval under the terms of this Agreement or the Act, the following provisions shall apply:

                  (a) Meetings of the Members may be called by the Managing Member. The Members entitled to vote may vote on any such matter at a meeting to be held at such time and place as shall be designated by the Managing Member. Any meeting of the Members may be held by conference telephone or similar communication equipment so long as all Members entitled to vote participating in the meeting can hear one another. Members entitled to vote on the matter shall be given at least three (3) business days' prior written notice of any meeting; provided that any Member may waive such notice prior to, at or after the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.

                  (b) Each Class A Member shall be entitled to vote in accordance with its Class A Sharing Ratio of the Company. At any meeting of Members, the presence of Class A Members holding at least a majority of the Class A Sharing Ratios and the Class B Member when entitled to vote at such meeting, shall constitute a quorum for the transaction of business. Except as otherwise required by this Agreement or applicable Law, the affirmative vote of Class A Members representing more than fifty percent (50%) of the Class A Sharing Ratios is required to constitute approval of the Class A Members.

                  (c) Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by all Members entitled to vote on the matter. Any such written consent may be executed and given by telecopy or similar electronic means and such consents shall be filed with the minutes of the proceedings of the Members.

                  (d) From time to time each Class A Member shall, by notice to each other Member, designate one or more individuals who shall be authorized to act under this Agreement for and on behalf of any such Class A Member. Any written act, approval, consent or vote of any such representative shall be deemed the act, approval, consent or vote of the Class A Member that designated such representative. Each Class A Member may change any one or more of its representatives at any time and from time to time by written notice to each other Member.

                  (e) Each Class A Member agrees to indemnify, hold harmless and defend the other Members from any liability whatsoever arising out of such other Member's relying on the written act, approval, consent or vote of the indemnifying Class A Member's designated representatives. If any Member relies on any act, approval, consent or vote of any other Person associated with a Class A Member other than the designated representative, such relying Member assumes the risk that such act, approval, consent or vote has not been duly authorized by the Class A Member allegedly taking or giving such act, approval, consent or vote, and shall not be entitled to rely on any such Person's apparent or implied authority to perform or give any such act, approval, consent or vote on behalf of the Class A Member allegedly performing or giving same. Upon the transfer by a Class A Member of its entire Interest, any representative appointed by such Class A Member shall automatically cease to be a representative of such Class A Member hereunder effective upon notice of such transfer to each other Member.

         6.07.    INDEMNIFICATION.

                  (a) The Company shall, to the fullest extent permitted by Law, indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is an Officer of the Company, or is or was serving at the request of the Company as a director or officer of any other Person (each, an "Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding with respect to any Indemnitee, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

                  (b) In addition, the Company may indemnify any Person who is not an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is an employee or agent of the Company, or was serving at the request of the Company as an employee or agent of any other Person (each, an "Optional Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

                  (c) To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.07(a), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) To the extent that an Optional Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.07(b), or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (e) The Company may pay the expenses (including attorneys' fees) incurred by an Indemnitee or Optional Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding brought by a party against the Indemnitee or Optional Indemnitee in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee or Optional Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 6.07.

                  (f) Any indemnification under this Section 6.07 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee or Optional Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.07(a) and Section 6.07(b). Such determination shall be made by the Managing Member.

                  (g) The right of indemnification and reimbursement provided in this Section 6.07 shall be in addition to any rights to which an Indemnitee or Optional Indemnitee may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each Indemnitee and Optional Indemnitee.

                  (h) The rights to indemnification and reimbursement provided for in this Section 6.07 may be satisfied only out of the assets of the Company and to the extent of the Capital Contributions of the Members and none of the Members shall be personally liable for any claim for indemnification or reimbursement against the Company under this Section 6.07.

                  (i) Except as set forth in Section 6.06(e) hereof, no Managing Member and no Member (nor any director, shareholder, member, manager, officer or employee of such Member, direct or indirect) shall be personally liable or personally accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except for claims and damages resulting from fraud, willful misconduct, bad faith, gross negligence or a material breach of this Agreement.

                  (j) To the fullest extent permitted by Law, the Company (to the extent of its assets) hereby agrees to indemnify, defend and hold harmless each Member and its Affiliates from and against any loss, expense, or damage (including reasonable attorneys' fees and court costs) suffered by such Member or its Affiliate by reason of anything the Company may do or refrain from doing or such Member may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests or by reason of such Member's status as a Member of the Company.

                  (k) Each Class A Member shall defend and indemnify the Company and the other Members against, and shall hold them harmless from, any damage, loss, liability or expense, including reasonable attorneys' fee, as and when incurred by the Company or such other Members in connection with or resulting from such indemnifying Class A Member's unauthorized actions, bad faith, gross negligence, fraud, or willful misconduct.

                  (l) The Company and each Member that is not a Class B Member (each, an "Indemnifying Member"), jointly and severally, shall indemnify, defend and hold harmless each Class B Member and its Affiliates from and against any loss, cost, expense or damage (including, without limitation, attorneys' fees and costs, costs of investigation and court and arbitration costs) suffered by such Class B Member or any such Affiliate by reason of, or in connection with, (i) anything the Company may do or refrain from doing or any Indemnifying Member may do or refrain from doing hereafter in connection with, or in any way relating to, the business and affairs of the Company, (ii) such Class B Member's status as a Member of the Company and/or (iii) any action or omission by such Class B Member (or any such Affiliate) taken or omitted to be taken in connection with any exercise of, or any waiver of or failure to exercise, any of such Class B Member's rights and powers under this Agreement. The Company and each Indemnifying Member hereby agree that neither any Class B Member nor any Affiliate of a Class B Member shall have any liability or accountability, in damages or otherwise, to the Company, any Indemnifying Member or any of their respective Affiliates with respect to any claim, cause of action, suit or proceeding to the extent the same is based, in whole or in part, on any actual or alleged action or omission of a type or kind described in clause (i), (ii) or
(iii) of the preceding sentence.

                                   ARTICLE VII

                                 FISCAL MATTERS

         7.01. BOOKS AND RECORDS. The Managing Member shall keep or cause an officer, employee or agent of the Company or a designated third party to keep, at the principal office of the Company or in such other location as the Managing Member or such officer, employee, agent or third party may designate, complete and accurate books and records of the Company, maintained in such form and manner as the Managing Member or such other Person may determine, as well as any other documents and information required to be furnished to the Members under the Act.

         7.02.    FINANCIAL AND OTHER REPORTS.

                  (a) Within fifteen (15) days after the end of each month and within forty-five (45) days after the end of each fiscal quarter, the Managing Member shall cause the Company to provide each Member with:

                           (i) an unaudited balance sheet as of the end of, and unaudited statements of income, cash flow and Members' equity for, each such period prepared in accordance with generally accepted accounting principles, consistently applied, for the Company; and

                           (ii) to the extent not included in (i), unaudited statement of distributions, changes in capital accounts, and tax allocations, for the Company.

                  (b) Not later than the earlier of (x) five (5) business days after the same become available to the Company, or (y) 120 days after the end of each Fiscal Year, the Company shall provide each Member with:

                           (i) an audited balance sheet as of the end of, and audited statements of income, cash flow and Members' equity for, each such period prepared in accordance with generally accepted accounting principles, consistently applied, for the Company; and

                           (ii) to the extent not included in (i), audited statements of distributions, changes in capital accounts, and tax allocations of the Company.

                  (c) Not later than 120 days after the end of each fiscal year, the Company shall provide each Member with such information as is necessary to complete federal and state income tax or information returns, and a copy of the Company's federal, state and local income tax or information returns for that year.

         7.03. BANK ACCOUNTS. The Managing Member shall (or shall authorize and direct one or more Officers of the Company to) cause the Company to open and maintain one or more accounts with such one or more financial institutions as the Managing Member or any such Officer may determine to be necessary or advisable.

         7.04. TAX MATTERS PARTNER. The Managing Member shall serve as the "tax matters partner" of the Company. The "tax matters partner" is hereby authorized to and shall perform all duties and have all powers of a "tax matters partner" under the Code and shall serve as "tax matters partner" until its resignation or until the designation of its successor, whichever occurs sooner. The "tax matters partner" shall be reimbursed by the Company, for all reasonable expenses actually incurred by the "tax matters partner" in connection with its performance of its duties as such, and the Company shall indemnify and hold harmless the "tax matters partner," to the maximum extent permissible under the Act, from and against any and all losses, claims, liabilities, costs and expenses incurred by the "tax matters partner" in connection with its performance of its duties as such, except insofar as the same may have been incurred by reason of gross negligence or willful misconduct of such "tax matters partner."

         7.05. TAX ELECTIONS AND DECISIONS. Any and all federal, state and local tax elections and decisions for the Company shall be made by the Managing Member in its reasonable discretion without regard to the tax consequences to any Member; provided, however, the Managing Member may not cause the Company to be classified for federal income tax purposes as other than a partnership unless approved in writing by all the Members.

                                  ARTICLE VIII

                             TRANSFERS OF INTERESTS

         8.01.    GENERAL RESTRICTIONS ON TRANSFER.

         (a) Except in connection with a foreclosure, a Transfer in lieu of foreclosure, or other exercise of rights in connection with the Senior Credit Facilities or otherwise (including without limitation exercise of rights of a secured lender) and except as otherwise provided in Section 6.05(c), no Class A Member may Transfer all or any part of its Interest (including the interest of an assignee within the meaning of Section 18-702 of the Act) or its share of capital, profits, losses, allocations or distributions hereunder to any Person without first meeting the following requirements:

                  (i)      the prior written approval of the Managing Member;

                  (ii) the execution by the transferring Member of an instrument of transfer of such Interest in form and substance reasonably satisfactory to the Managing Member;

                  (iii) the execution by the transferee of the Interest (the "Assignee") of a written agreement, in form and substance satisfactory to the Managing Member, to assume all of the duties and obligations of the transferring Member under this Agreement and the agreement by such Assignee to be bound by and subject to all the terms and conditions contained herein;

                  (iv) the execution by the transferring Member and the Assignee of a written agreement, in form and substance reasonably satisfactory to the Managing Member, to indemnify and hold harmless the Company and the non-transferring Members from and against any expense, loss or liability arising out of such Transfer;

                  (v) the execution by the transferring Member of a written agreement, in form and substance reasonably satisfactory to the Managing Member, acknowledging the termination of all the transferring Member's rights and interests as a Member of the Company, effective immediately upon such Transfer;

                  (vi) if requested by the Managing Member, a written opinion, delivered by and at the expense of the transferring Member, of counsel for the Company, or other counsel reasonably satisfactory to the Managing Member, that the Transfer will not result in (i) a violation of applicable law or this Agreement; (ii) the Company being classified as an association or taxable as a corporation for federal income tax purposes; (iii) the Company being deemed terminated pursuant to Section 708(b)(1)(B) of the Code; or (iv) a requirement for a registration of the transaction or the Interest under applicable federal and state securities laws; and

                  (vii) unless otherwise waived by the Managing Member, the payment of the Assignee or the transferring Member of all expenses incurred by the Company in connection with the Transfer and the admission of the Assignee to the Company as a Member.

         (b) Subject to compliance with non-waivable provisions of applicable Law, any Class B Member may Transfer all or any portion of its Class B Interest to any Person (whether one or more) at any time or from time to time, with no need for any approval, consent or other action of the Managing Member, the Class A Members, the Company or any other Person, provided that the Transferee executes and delivers to the Transferor, the Managing Member and the Administrative Agent (and receives a written acknowledgment from the Administrative Agent of such delivery to the Administrative Agent) a written instrument in substantially the form attached hereto as Exhibit 3 with the blanks therein appropriately completed (the "Admission Agreement"). Upon acquisition of all or any portion of the Class B Interest and execution and delivery of the Admission Agreement and the Administrative Agent's acknowledgment thereof, such Transferee shall, to the extent it was granted such right by the terms of the Transfer by virtue of which such Transferee acquired its Class B Interest, but with no need for any other approval, consent or other action of the Managing Member, the Class A Members, the Company or any other Person, be admitted to the Company as a Class B Member (unless it is already a Class B Member at the time of such acquisition, execution and delivery). Any attempt to transfer all or any portion of the Class B Interest without compliance with the foregoing provisions shall be void ab initio.

         8.02.    REDEMPTION OF INTEREST OF CLASS B INTEREST.

                  (a) PERIODIC REDEMPTION PAYMENTS. Subject to the limitations of Section 8.02(b), the Company shall redeem the Class B Interest held by the Class B Member for an aggregate amount equal to Initial Class B Balance plus the Class B Return, for cash, as follows:

                           (i) in quarterly installments, commencing on the first business day after the six-month anniversary of the Closing Date and thereafter on each successive three-month anniversary thereof, in the maximum aggregate amount permitted under Section 8.02(b) up to (and including) $33,000,000 per such installment (the "Maximum Quarterly Class B Redemption"), until redeemed in full (as defined below); and

                           (ii) in any event, in full (as defined below), at the earlier of (1) the date occurring six (6) months after the Revolving Loan Commitment Termination Date, (2) a

         Change of Control of Newco, (3) Bankruptcy of Arris and (4) acceleration of the Senior Credit Facilities in accordance with the terms thereof.

For the purposes hereof, the Class B Interest shall be redeemed in full at such time as the Class B Member has received cash redemption payments equal, in the aggregate, to the sum of (i) Class B Unreturned Capital and (ii) the aggregate Class B Return that has not been added to Class B Unreturned Capital, calculated through and including the date of such redemption in full. Redemption payments shall be applied first to the payment of accrued Class B Return that has not been paid or added to Class B Unreturned Capital, and then to payment of Class B Unreturned Capital.

                  (b) CERTAIN LIMITATIONS. Until payment in full in cash of all Senior Debt, the termination of any commitments to lend under the Senior Credit Facilities and the cancellation or termination of any letters of credit issued under the Senior Credit Facilities, no obligation to make redemption payments shall arise, and no redemption payment shall be made, pursuant to
Section 8.02(a)(i), and no redemption payment shall be made pursuant to Section 8.02(a)(ii), unless and until:

                           (1) prior to the date on which such redemption is made, the Borrowers have delivered to the Administrative Agent all financial statements, compliance certificates and other documents required to be delivered in connection with the most recent fiscal quarter ending prior to such date pursuant to the Senior Credit Agreement,

                           (2) both immediately before and after giving pro forma effect to such redemption, no Event of Default shall have occurred and be continuing,

                           (3) after giving pro forma effect to such redemption, the Borrowers shall have Excess Availability of at least $75 million, and

                           (4) the Borrowers shall have delivered an officer's certificate of ANTEC signed by the chief financial officer of ANTEC certifying as to the foregoing clauses (1)-(3) and attaching a Borrowing Base Certificate demonstrating such Excess Availability, in each case in form and substance satisfactory to Administrative Agent;

         provided that, with respect to the fourth fiscal quarter of any fiscal year, Borrowers shall be deemed to have satisfied the part of the condition contained in clause (1) above requiring delivery of audited financial statements for the fiscal year ended at the end of the preceding fiscal quarter upon delivery of unaudited financial statements for such fiscal year in lieu of audited financial statements for such fiscal year and a certificate signed by the chief financial officer of ANTEC certifying that, when delivered, the audited financial statements shall not contain any material differences from the unaudited financial statements.

                  (c)      [Intentionally Omitted.]

                  (d) COMPANY COVENANT. So as to enable the exercise of the Class B Member's redemption rights in this Section 8.02, the Company shall, and shall cause ANTEC to, comply with all reporting requirements and document delivery requirements contained in the Senior Credit Facilities, make all requisite certifications under the Senior Credit Facilities, and take all such further actions as may be reasonably requested by the Class B Member to enable the Company, to the fullest extent possible, to make all redemption payments contemplated by this Section 8.02 timely and in full (provided, however, that in no event shall the Company be required by any of the foregoing provisions of this Section 8.02(d) to take any action prohibited by the terms of the Senior Credit Facilities). The Company shall notify the Class B Member in writing of any Default or Event of Default, any material breach by the Company of this
Section 8.02, or any amendment, restatement, amendment and restatement, supplement to, or other modification thereof, in each case not later than five
(5) business days after occurrence thereof.

                  (e) CESSATION OF CLASS B RIGHTS UPON COMPLETE REDEMPTION. Upon the redemption in full of the Class B Interest as set forth in this Section 8.02, the Class B Interest shall be completely extinguished (including, without limitation, any preference or other claim with respect to the Class B Interest) and neither Nortel, nor any transferee permitted pursuant to Section 8.01, shall have any rights, claims, duties, liabilities or obligations whatsoever with respect to the Company under the Class B Interest or otherwise as a Member of the Company, and shall cease to be a Member for all purposes (provided that, notwithstanding anything in this Agreement to the contrary, the complete redemption of the Class B Interest as set forth in this Section 8.02 shall not constitute or operate as a waiver or release of, or have any other effect on,
(i) any breach or violation of the provisions of this Agreement occurring prior to such complete redemption, or (ii) any of the Class B Member's rights and remedies (whether at law or in equity) with respect thereto).

                  (f) NO LIMITATION ON OTHER PAYMENTS. For the avoidance of doubt, the foregoing limitations on the Company's redemption obligations with respect to the Class B Interest shall not apply to any other payments to be made by the Company or Newco (or any of their Affiliates) to Nortel Networks or any of its Affiliates (including Nortel), whether pursuant to the Agreement and Plan of Reorganization, any of the Ancillary Agreements, in connection with purchases of goods and/or services or licenses of intellectual property rights as of and after the date hereof, or otherwise (including payments with respect to the Inventory and the German Inventory specified on Schedule 8.01(f) to the Agreement and Plan of Reorganization).

         8.03.    MANDATORY EXCHANGE FOR NEW SECURITIES.

                  (a) Until payment in full in cash of all Senior Debt, the termination of all commitments to lend under the Senior Credit Facilities, and the cancellation or termination of all letters of credit issued under the Senior Credit Facilities, in the event that (x) ANTEC, Newco or any of their Affiliates, or any of their successors and assigns, enter into and consummate an agreement to Transfer all or any portion of their Interests, or the Company Transfers all or substantially all of its assets, in each case to one or more persons other than Newco or any of its subsidiaries, (y) there is any foreclosure on any of the Interests held by ANTEC or Newco (or any of their successors or assigns) or a Transfer in lieu of foreclosure or an exercise of any rights or remedies of a secured creditor with respect to such Interests, in each case pursuant to the Senior Credit Facilities or otherwise, or (z) during the continuance of an Event of Default, then upon either (I) written notice by the Class B Member to the Company and Newco in the event of the circumstances described in clause (y), (II) written notice by the Administrative Agent to the Class B Member, the Company and Newco in the event of the circumstances described in clause (y) or clause (z), or (III) simultaneously in the event of the circumstances described in clause (x), the Class B Interest automatically shall be exchanged (at such time as may be specified in the notice or immediately if no time is specified in the notice or no notice is required) for such of the following as may be selected by the Class B Member by notice to the
Company:

                           (i) Duly authorized, validly issued, fully paid and non-assessable shares of Newco common stock with a Fair Market Value as of the date of exchange equal to the unredeemed portion of Initial Class B Balance plus the unpaid Class B Return accrued to the date of exchange,

                           (ii) One hundred thousand (100,000) shares of Newco Preferred Stock, constituting all of the authorized shares of Newco Preferred Stock, all of which shares shall be duly authorized, validly issued, fully paid and non-assessable (provided, however, that the provisions of Section 6 of Annex A to the Certificate of Designations, and any other provisions thereof (including, without limitation, the designation of Newco Preferred Stock) referencing convertibility of Newco Preferred Stock shall be deleted from such Annex A and shall not be part of the powers, designations, preferences and rights of Newco Preferred Stock if the Class B Member so elects, in writing),

                           (iii) a subordinated note of Newco with a maturity date six months after the final maturity of the Senior Credit Facilities in the principal amount equal to the unredeemed portion of the Initial Class B Balance plus the Class B Return accrued to the date of exchange, in the form of, and containing the terms set forth in, Exhibit 2 hereto (provided, however, that the provisions of Section 3 of such Exhibit 2, and any other provisions thereof (including, without limitation, the title of such subordinated note) referencing convertibility of such subordinated note, shall be deleted from such Exhibit 2 and shall not be part of such subordinated note if the Class B Member so elects in writing), or

                           (iv) any combination of the foregoing yielding an aggregate value consistent with the foregoing equal to the unredeemed portion of the Initial Class B Balance plus the Class B Return accrued to the date of exchange

(the securities or other instruments receivable by Class B Member in such exchange, the "New Securities"); provided that:

                           (V) if the Class B Member elects to receive a combination of New Securities as described in clause (iv) above, the amount of "Maximum Quarterly Redemption" referenced in Section 4(a)(ii)(A) of Annex A to the Certificate of

                  Designations and the amount of "Maximum Quarterly Payment" referenced in Section 1(a)(i) of the form of subordinated note of Newco attached hereto as Exhibit 2 shall be reduced on a pro rata basis to reflect the proportion allocated to each such New Security of the unredeemed portion of the Class B Unreturned Capital plus the Class B Return accrued to the date of exchange that has not been paid or added to Class B Unreturned Capital;

                           (W) if the Class B Member shall not have given notice of its selection prior to the effective time of an exchange, then (1) it shall be presumed to have selected to receive a subordinated note as provided in clause (iii) above that does not contain the references to convertibility of such subordinated note, and (2) such subordinated note may be exchanged by the Class B Member (notwithstanding its having ceased to be a Member of the Company), by written notice to Newco given not later than twenty (20) days after the effective time of the exchange pursuant to clause (W)(1) of this proviso, for any of the other New Securities described in clauses (i) through (iii) above or, subject to clause (iv) above, any combination of the same;

                           (X) the Class B Member, by notice to the Company, may change its selection at any time prior to the effective time of the exchange, and, in the event that the New Securities can not be issued or are not promptly issued as a result of inaction by Newco or otherwise, the Class B Member shall be entitled to change its selection until the earlier of when it receives the New Securities it selected and twenty
                  (20) days after such effective time (and for sixty (60) days thereafter it may elect to add any convertibility provisions contained in such New Securities);

                           (Y) if the Class B Member selects to receive either the Newco common stock pursuant to clause (i) above or the Newco Preferred Stock pursuant to clause (ii) above, and the exchange occurs, or by its terms should occur, prior to completion of any filings or corporate formalities necessary for the issuance of such common stock or Newco Preferred Stock (such as, by way of example but not limitation, any necessary increase in the number of shares of Newco common stock or preferred stock authorized for issuance; approval by the Board of Directors of Newco of the Certificate of Designations and filing of the same with the office of the Secretary of State of the State of Delaware; and approval of the issuance of such common stock or Newco Preferred Stock (as applicable) by the Board of Directors of Newco) and the actual issuance thereof, then (1) as part of the exchange, Newco shall, and the Company shall cause Newco to, deliver to the Class B Member a subordinated note as provided in clause (iii) above that does not contain references to convertibility of such subordinated note, and (2) within ten (10) days after the exchange, the Company shall cause Newco to complete such filings and formalities and issue and deliver such common stock or Newco Preferred Stock (as applicable) against return of the subordinated note (provided that, prior to such issuance and delivery, the Class B Member (notwithstanding its having ceased to be a Member of the Company) shall be entitled to exercise the rights set forth in clause (W)(2) above); and

                           (Z) the Class B Member shall not be entitled to select the mix of New Securities which would result in a Change of Control of Newco or a "Change in Control" as defined in the Senior Credit Agreement.

Promptly upon receipt of any notice from the Class B Members pursuant to clause
(I) above, the Company and Newco shall cause a copy thereof to be delivered to the Administrative Agent. The Company and Newco shall give each Class B Member written notice of the occurrence of any event described in clause (x) or (y) above not later than five (5) business days after the occurrence of such event.

                  (b) CESSATION OF CLASS B RIGHTS UPON MANDATORY EXCHANGE. Upon the exchange of the Class B Interest for the New Securities as set forth above in this Section 8.03, the Class B Interest shall be completely extinguished (including, without limitation, any preference or other claim relating thereto) and neither Nortel nor any transferee permitted pursuant to
Section 8.01 shall have any rights, claims, duties, liabilities or obligations whatsoever with respect to the Company under the Class B Interest or otherwise as a Member of the Company, and shall cease to be a Member for all purposes; provided that, notwithstanding the foregoing, Nortel and each transferee permitted pursuant to Section 8.01 shall remain entitled, after effectiveness of such exchange, solely to exercise the rights of a Class B Member set forth in clauses (W)(2), (X) and (Y) of the first sentence of Section 8.03(a).

                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION

         9.01. EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the earlier of:

                  (a) Any transaction authorized by or subject to Section 18-209 of the Act as a result of which the Company is not the surviving entity;

                  (b) The election to dissolve the Company made by the holders of a majority of the Class A Interests and the Class B Member;

                  (c) At any time there are no Members of the Company, unless the business of the Company is continued pursuant to the Act; or

                  (d)      The entry of a decree of judicial dissolution under
Section 18-802 of the Act.

         9.02. PROCEDURES ON DISSOLUTION. Dissolution of the Company shall be effective on the day on which occurs the event giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and the Certificate shall have been canceled. Notwithstanding the dissolution of the Company, prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement. The Managing Member or one or more other Persons appointed as Liquidator by the Managing Member shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate.

         9.03.    DISTRIBUTIONS UPON LIQUIDATION.

                  (a) Upon dissolution, the Company, by and through the Liquidator, shall satisfy liabilities owing to creditors (including creating such reserves as may be required by non-waivable provisions of Section 18-804(b) of the Act or as the Liquidator otherwise deems reasonably necessary for any contingent liabilities or obligations of the Company). Said reserves may be paid over by the Liquidator to a bank, to be held in escrow for the purpose of complying with any such provisions of Section 18-804(b) of the Act or paying any such contingent liabilities or obligations and, at the expiration of such period as may be required by non-waivable provisions of Section 18-804(b) of the Act or as the Liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 9.03(b).

                  (b) After satisfying such liabilities (including the creation of reserves) as set forth in Section 9.03(a), the Liquidator shall cause the remaining net assets of the Company to be distributed: first, to the Members to the extent of any unpaid principal of and interest on any Member Loans; second, subject to Section 8.02(b), to the Class B Member to the extent of the Class B Unreturned Capital and Class B Return; and then to the Members pro rata in proportion to the positive balances in their respective Capital Accounts (after such Capital Accounts have been adjusted to reflect any Net Profit or Net Loss or any items of income, gain, loss or deduction to be allocated to the Members through the time of the dissolution and liquidation of the Company pursuant to Article V hereof and the distributions made pursuant to the previous clauses of this sentence). Distributions pursuant to this Section 9.03(b) shall be made by the end of the Fiscal Year during which the dissolution of the Company occurs (or, if later, within ninety (90) days of such dissolution). In the event that any part of such net assets consists of notes or accounts receivable or other noncash assets, the Liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities; provided, however, that, unless Class B Members holding a majority of the Class B Interests otherwise consent in writing prior to such distribution, all distributions to the Class B Members pursuant to this Section 9.03(b) shall be made solely in cash.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.01. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, including the Act, as interpreted by the courts of the State of Delaware, notwithstanding any rules regarding choice of law to the contrary.

         10.02. COUNTERPARTS. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

         10.03. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable. To the extent that any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act (and, if the Act is subsequently amended or interpreted in such manner as to make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation).

         10.04. ARTICLE AND SECTION TITLES. Article and section titles are included herein for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         10.05. AMENDMENTS. Except as otherwise expressly provided herein, this Agreement and the Certificate shall be amended only if such amendment is
(i) adopted by the Managing Member, (ii) approved by Class A Members representing more than fifty percent (50%) of the Class A Sharing Ratios, and
(iii) approved by the Class B Member, if any.

         10.06. NO THIRD PARTY BENEFICIARIES. The beneficiaries under the Subordination Agreement and the parties to the Secured Credit Facilities shall be third party beneficiaries of this Agreement. Otherwise, the provisions of this Agreement are not intended to be for the benefit of any other creditor (other than a Member who is a creditor) or other Person (other than a Member or an Officer of the Company in his capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members. Moreover, except as provided in the first sentence of this Section 10.06 but notwithstanding anything contained in this Agreement, no such creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any Member. Notwithstanding the foregoing, any Person entitled to indemnification hereunder shall be deemed a third party beneficiary hereof with respect to all matters relating to such indemnification, and shall be entitled to enforce any and all such Person's rights relating to such indemnification as if such Person were a party hereto.

         10.07. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. Except for the beneficiaries under the Subordination Agreement and the parties to the Secured Credit Facilities, no Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement.

         10.08. NOTICE. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Nortel to:

         Nortel Networks LLC
         200 Athens Way
         Nashville, Tennessee 37228
         Attention: Legal Department

         With a copy to:

         Nortel Networks Inc.
         2221 Lakeside Boulevard
         Richardson, Texas  75082
         Attention:  Robert Fishman
         Fax: (972) 684-3888

         With a copy to:

         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts  02109
         Attention: Dimitri P. Racklin
         Fax: (617) 526-5000
         Phone: (617) 526-6000

         If to ANTEC or  Newco, to:

         ANTEC Corporation
         11450 Technology Circle

         Duluth, Georgia  30097
         Attention: Lawrence Margolis
         Fax: (678) 473-8470

         With a copy to:

         Troutman Sanders LLP
         600 Peachtree Street
         Suite 5200
         Atlanta, GA 30308
         Attention: W. Brinkley Dickerson, Jr.
         Fax: 404-885-3900
         Phone: 404-885-3000

         If to the Company, to:

         Arris Interactive L.L.C.
         3871 Lakefield Drive, Suite 300
         Suwanee, GA  30024
         Attention: President
         Fax: 770-622-8554
         Phone: 770-622-8400

         With a copy to:

         Troutman Sanders LLP
         600 Peachtree Street
         Suite 5200
         Atlanta, GA 30308
         Attention: W. Brinkley Dickerson, Jr.
         Fax: 404-885-3900
         Phone: 404-885-3000

         If to the Administrative Agent, as specified in the Senior Credit Agreement.

         10.09. SUBORDINATION. All obligations to the Class B Member under this Agreement and all amounts payable to the Class B Member under this Agreement (including without limitation under or in respect to the Class B Interest, the New Securities, if any, the redemption obligations under Section 8.02, the distribution obligations under Sections 4.01 and 4.02, the dissolution obligations under Section 9.02, the liquidation obligations under Section 9.03, any indemnification payments under this Agreement, or otherwise) are subordinated to the extent and in the manner set forth in the Subordination Agreement. Each of this Section 10.09 and the Subordination Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of the Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         IN WITNESS WHEREOF, the Members have executed this Agreement effective as of the Closing Date.


                                          ARRIS GROUP, INC.
                                          a Delaware corporation


                                          By: /s/ Lawrence A. Margolis
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


                                          ANTEC CORPORATION,
                                          a Delaware corporation


                                          By: /s/ Lawrence A. Margolis
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------



                                          NORTEL NETWORKS LLC,
                                          a Delaware limited liability company


                                          By: /s/ Craig A. Johnson
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                   Schedule A

                        Effective as of the Closing Date


                                 CLASS A MEMBERS

                                                         Capital
Name of Member              Sharing Ratio            Account Balance
--------------              -------------            ---------------
Arris Group, Inc.              84.26%               [To be determined]
ANTEC Corporation              15.74%               [To be determined]

                                 CLASS B MEMBER

                                    Capital
Name of Member                  Account Balance
--------------                  ---------------
Nortel Networks LLC               $100,000,000

                                                                       EXHIBIT 1

                                ARRIS GROUP, INC.

                           CERTIFICATE OF DESIGNATIONS
                         SETTING FORTH THE PREFERENCES,
                            RIGHTS AND LIMITATIONS OF
                SERIES A CONVERTIBLE SUBORDINATED PREFERRED STOCK

         Arris Group, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FIFTH of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, by the unanimous written consent of its members, filed with its records, has adopted the following resolution creating a series of its Preferred Stock, par value $1.00 per share, designated as the Series A Convertible Subordinated Preferred Stock:

                           RESOLVED, by the Board of Directors of Arris Group,
                  Inc., that, pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation by Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates and establishes a series of the Preferred Stock of the Corporation, such series to consist of one hundred thousand (100,000) shares of the Corporation's authorized and unissued Preferred Stock, each share having a par value of $1.00 (the "Series A Convertible Subordinated Preferred Stock"), and said Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of such series as set forth in Annex A hereto.

         IN WITNESS WHEREOF, Arris Group, Inc. has caused this Certificate to be executed by its President, and attested to by its Secretary, this ___ day of _________, 200_.

                                            ARRIS GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title: President

ATTEST:


By:
   -------------------------------
Name:
Title: Secretary

                                                                         ANNEX A

                SERIES A CONVERTIBLE SUBORDINATED PREFERRED STOCK

         Section 1. Designation and Rank. A total of one hundred thousand (100,000) shares of Preferred Stock of the Corporation are hereby designated as Series A Convertible Subordinated Preferred Stock. All shares of Series A Convertible Subordinated Preferred Stock shall rank equally and be identical in all respects. The Corporation shall not be restricted from issuing additional securities of any kind, including shares of Preferred Stock of any class, series or designation (including, without limitation, Preferred Stock ranking senior to or in parity with, as to rights and preferences, the Series A Convertible Subordinated Preferred Stock). The Series A Convertible Subordinated Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, rank senior and prior to the Corporation's common stock, par value $0.01 per share (the "Common Stock").

         Section 2. Dividends. The Series A Convertible Subordinated Preferred Stock shall accrue dividends commencing on the date of issuance at the rate of ten percent per annum based upon the Liquidation Preference thereof. Such dividends shall not be paid currently, but shall be added annually on the first day of each calendar to the Liquidation Preference.

         Section 3. Voting Rights. Except as otherwise specifically required by applicable law, the holders of Series A Convertible Subordinated Preferred Stock shall not be entitled to vote or give a consent to or on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval. Notwithstanding the foregoing, for so long as any shares of Series A Convertible Subordinated Preferred Stock remain outstanding, the Corporation shall not, without the prior written consent of holders of at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Subordinated Preferred Stock, declare, pay or set aside any dividends on shares of Common Stock (other than dividends payable in shares of Common Stock).

         Section 4. Redemption. (a) General. Subject to Sections 4(b) and 4(i) hereof, shares of the Series A Convertible Subordinated Preferred Stock shall be redeemable by the Corporation as follows:

                  (i) Optional Redemption. The Corporation may, at any time and from time to time at the option of the Corporation, redeem shares of Series A Convertible Subordinated Preferred Stock, in whole or in part, in the sole discretion of the Board of Directors, to the extent it has funds legally available therefor, at the redemption price of 100% of the Liquidation Preference thereof plus accrued dividends with respect thereto that have not previously been added to the Liquidation Preference.

                  (ii) Mandatory Redemption. The Corporation shall redeem the Series A Convertible Subordinated Preferred Stock at the redemption price of 100% of the Liquidation Preference thereof plus accrued dividends with respect thereto that have not previously been added to the Liquidation Preference, as follows:

                           (A) in quarterly installments, commencing on the first business day after the six-month anniversary of the Closing Date and thereafter on each successive three-month anniversary thereof, in the maximum aggregate amount permitted under Section 4(b) up to (and including) $[33,000,000] per such installment (the "Maximum Quarterly Redemption"), until all outstanding shares of Series A Convertible Subordinated Preferred Stock are redeemed in full (as defined below); and

                           (B) in any event, in full (as defined below), at the earlier of (1) the date occurring six (6) months after the Revolving Loan Commitment Termination Date, (2) a Change of Control of the Corporation, (3) Bankruptcy and (4) acceleration of the Senior Credit Facilities in accordance with the terms thereof.

For the purposes hereof, the shares of Series A Convertible Subordinated Preferred Stock shall be redeemed in full at such time as the holders have received cash redemption payments equal, in the aggregate, to the sum of 100% of the Liquidation Preference thereof plus accrued dividends with respect thereto that have not previously been added to the Liquidation Preference. Redemption payments shall be applied first, to accrued dividends that previously have not been added to the Liquidation Preference, and second, to the Liquidation Preference.

         (b) Certain Limitations. Until payment in full in cash of all Senior Debt, the termination of any commitments to lend under the Senior Credit Facilities and the cancellation or termination of any letters of credit issued under the Senior Credit Facilities, no obligations to make redemption payments shall arise, and no redemption payment shall be made, pursuant to Section 4(a)(ii)(A), and no redemption payment shall be made pursuant to Section 4(a)(i) or Section 4(a)(ii)(B), unless and until:

                  (1) prior to the date on which such redemption is made, the Borrowers have delivered to the Administrative Agent all financial statements, compliance certificates and other documents required to be delivered in connection with the most recent fiscal quarter ending prior to such date pursuant to the Senior Credit Agreement,

                  (2) both immediately before and after giving pro forma effect to such redemption, no Event of Default shall have occurred and be continuing,

                  (3) after giving pro forma effect to such redemption, the Borrowers shall have Excess Availability of at least $75 million, and

                  (4) the Borrowers shall have delivered an officer's certificate of ANTEC signed by the chief financial officer of ANTEC certifying as to the foregoing clauses (1)-(3) and attaching a Borrowing Base Certificate demonstrating such Excess Availability, in each case in form and substance satisfactory to Administrative Agent under the Senior Credit Agreement;

         provided that, with respect to the fourth fiscal quarter of any fiscal year, Borrowers shall be deemed to have satisfied the part of the condition contained in clause (1) above requiring delivery of audited financial statements upon delivery of unaudited financial statements for such fiscal year in lieu of audited financial statements for such fiscal year and a certificate signed by the chief financial officer of ANTEC certifying that, when delivered, the audited financial statements shall not contain any material differences from the unaudited financial statements.

         (c) Corporation Covenant. So as to enable the exercise of the redemption rights of the holders of shares of Series A Convertible Preferred Stock in this Section 4, the Corporation shall, and shall cause its subsidiaries to, comply with all reporting requirements and document delivery requirements contained in the Senior Credit Facilities, make all requisite certifications under the Senior Credit Facilities, and take all such further actions as may be reasonably requested by the holders of shares of Series A Convertible Preferred Stock to enable the Corporation, to the fullest extent possible, to make all redemption payments contemplated by Section 4(a)(ii) timely and in full (provided, however, that in no event shall the Corporation be required by any of the foregoing provisions of this Section 4(c) to take any action prohibited by the terms of the Senior Credit Facilities). The Corporation shall notify the holders in writing of any Default or Event of Default or any material breach by the Corporation of this Section 4(c), in each case not later than five (5) business days after occurrence thereof.

         (d) Payment of Redemption Price. The amount of the redemption price on any shares of Series A Convertible Subordinated Preferred Stock redeemed, on any redemption provided for herein, shall be paid in cash.

         (e) Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings specified in the Second Amended and Restated Limited Liability Operating Agreement of Arris Interactive L.L.C. dated as of August 3, 2001, regardless of any subsequent amendment, modification or termination thereof (the "LLC Agreement").

         (f) Notice. Not less than fifteen (15) days nor more than forty-five (45) days (such date as fixed by the Board of Directors is referred to herein as the "Redemption Record Date") prior to the date fixed for any mandatory or optional redemption of shares of the Series A Convertible Subordinated Preferred Stock pursuant to this Section 4 (each such date, a "Redemption Date"), a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by registered or certified mail (return receipt requested) to the holders of record on the Redemption Record Date of the shares of the Series A Convertible Subordinated Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each holder of record to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given effective three (3) business days after the date of mailing, whether or not the holder receives the notice. On or after the Redemption Date, each holder of shares of Series A Convertible Subordinated Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon, subject to Sections 4(b) and 4(i), the redemption price of the shares, and any unpaid dividends thereon to the Redemption Date, shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (g) Termination of Rights. If a notice of redemption has been given pursuant to this Section 4 and if, on or before the Redemption Date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Convertible Subordinated Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares of Series A Convertible Subordinated Preferred Stock have not been surrendered for cancellation, on the Redemption Date the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof, except, subject to Sections 4(b) and 4(i), the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares of Series A Convertible Subordinated Preferred Stock evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any monies so set aside by the Corporation and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Corporation, after which reversion, subject to Sections 4(b) and 4(i), the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time. Notwithstanding the foregoing, the Corporation will not set aside funds for a redemption unless and until permitted by Sections 4(b) and 4(i).

         (h) Selection of Shares. In every case of redemption of fewer than all of the outstanding shares of the Series A Convertible Subordinated Preferred Stock pursuant to this Section 4, the shares to be redeemed shall be selected pro rata.

         (i) Subordination. The obligations under the terms of the Series A Convertible Subordinated Preferred Stock and all amounts payable thereunder are subordinated to the extent and in the manner provided in the Subordination Agreement dated as of August 3, 2001, among Nortel Networks, LLC, The CIT Group/Business Credit, Inc., as Administrative Agent, the Corporation and Arris Interactive L.L.C., as such Subordination Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the "Subordination Agreement"). Each of this Section 4(i) and the Subordination Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt (as defined in the Subordination Agreement), and such provisions are made for the benefit of such holders, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Nothing in this Section

4(i) shall be construed as limiting the obligations of the Corporation to the holders of the shares of Series A Convertible Subordinated Preferred Stock, which, as between the Corporation and the holder of the shares, are unconditional and absolute. Any certificate evidencing the Series A Convertible Preferred Stock shall contain such legends as are required by the Subordination Agreement.

         Section 5. Liquidation. The Series A Convertible Subordinated Preferred Stock shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation which by its terms expressly provides that it ranks junior in rights and preferences to the Series A Convertible Subordinated Preferred Stock upon liquidation, so that, subject to Sections 4(b) and 4(i), holders of shares of Series A Convertible Subordinated Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking prior to the Series A Convertible Subordinated Preferred Stock as to rights and preferences, but before any distribution is made to the holders of the Common Stock and such junior stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. Subject to Sections 4(b) and 4(i), the amount payable on each share of Series A Convertible Subordinated Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be equal to the Class B Unreturned Capital and the Class B Return, as of the date of issuance, less any amount exchanged for common stock as provided in Section 8.03(a)(i) of the LLC Agreement or a subordinated note as provided for in Section 8.03(a)(iii) of the LLC Agreement or not exchanged, divided pro rata among the number of outstanding Series A Convertible Preferred Shares on that date plus accrued dividends with respect thereto (the "Liquidation Preference"). Subject to Sections 4(b) and 4(i), if, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series A Convertible Subordinated Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on any classes or series of stock ranking prior to the Series A Convertible Subordinated Preferred Stock) shall be distributed among the holders of shares of Series A Convertible Subordinated Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of Preferred Stock ranking in parity with the Series A Convertible Subordinated Preferred Stock are entitled. After such payment shall have been made in full to the holders of the Series A Convertible Subordinated Preferred Stock, the holders of the outstanding Series A Convertible Subordinated Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation and the remaining assets of the Corporation shall be divided and distributed among the holders of the other classes of stock then outstanding according to their respective rights and shares. For the purpose of this Section 4, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

         Section 6. Conversion Provisions.

         (a)      Conversion Right. Unless previously redeemed as provided in
Section 4 hereof, shares of the Series A Convertible Subordinated Preferred Stock may be converted prior to redemption thereof at such time, in such manner and upon such terms and conditions as hereinafter provided in this Section 6 into duly authorized, validly issued, fully paid and non-assessable full shares of Common Stock. In the event the Corporation shall call for redemption the shares of Series A Convertible Subordinated Preferred Stock pursuant to Section 4 hereof, the conversion right provided by this Section 6 shall terminate immediately upon the setting aside by the Corporation, in the manner described in Section 4(g) above, of funds sufficient for such redemption, but shall be reinstated in the event that the Corporation fails to fulfill its redemption obligations on the relevant Redemption Date. Subject to Sections 4(b) and 4(i), in case cash, securities or property other than Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Common Stock in this
Section 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

         (b)      Conversion Date. Unless previously redeemed as provided in
Section 4 hereof and subject to Section 6(a), the Series A Convertible Subordinated Preferred Stock shall be convertible at any time and from time to time at the option of the holder(s) thereof.

         (c) Conversion Price. Holders of shares of Series A Convertible Subordinated Preferred Stock may convert shares of Series A Convertible Subordinated Preferred Stock into a number of shares of Common Stock calculated by dividing, for each share of Series A Convertible Subordinated Preferred Stock to be converted, (1) the Liquidation Preference plus accrued dividends with respect thereto that have not previously been added to the Liquidation Preference by (2) the Fair Market Value per share of Common Stock (this price as from time to time adjusted cumulatively pursuant to the provisions of this
Section 6 is hereinafter referred to as the "Conversion Price") as of the date of conversion. "Fair Market Value" shall mean, with respect to the Common Stock of the Corporation, the average closing price per share of Common Stock on The Nasdaq Stock Market (or, if the Common Stock is not then trading thereon, such other nationally recognized stock market or exchange, if any, on which the Common Stock may then be actively traded) for the twenty (20) consecutive trading days ending two (2) days prior to the date of determination. In the absence of such trading markets, the Fair Market Value shall be as reasonably determined by the board of directors of the Corporation based upon the written valuation of an independent valuation firm of national reputation.

         (d) Reclassification, Consolidation or Merger. In the case of (A) any capital reorganization, reclassification or other change of outstanding Common Stock (other than a change in par value), or (B) any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a consolidation or merger in which the Corporation is the continuing or surviving corporation and which does not result in any reclassification of, or change (other than a change in par value) in, the outstanding Common Stock or (C) any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of each share of Series A Convertible Subordinated Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Series A Convertible Subordinated Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer, and the holders of the Series A Convertible Subordinated Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of Series A Convertible Subordinated Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other shares of stock or other securities and property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible preferred stock or other securities received by the holders of Series A Convertible Subordinated Preferred Stock in place thereof; and, provided further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock or other securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

         (e) Method of Conversion. For any holder of Series A Convertible Subordinated Preferred Stock to convert the same into Common Stock, it shall give not less than sixty-one (61) days prior written notice to the Corporation that it elects to convert all or a part of shares of Series A Convertible Preferred Stock held by it and, prior to the expiration of the notice period as specified in the notice (but not less than sixty-one (61) days), surrender the certificate or certificates for such shares of Series A Convertible Subordinated Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Series A Convertible Subordinated Preferred Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form reasonably satisfactory to the Corporation), and shall state in writing therein the name or names in which it wishes the certificate or certificates for Common Stock to be issued. The Corporation will as soon as practicable after the expiration of the notice period issue and deliver at the office of the Corporation or of said transfer agent to the person for whose account such Series A Convertible Subordinated Preferred Stock was so surrendered, or to its nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Common Stock to which it shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series A Convertible Subordinated Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to its nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares of Series A Convertible Subordinated Preferred Stock. Such conversion shall be deemed to have been made as of the date that (i) the notice period expires and (ii) the holder thereof has paid or otherwise provided for all taxes, if any, payable in respect of any transfer involved in the issuance or delivery of any certificate for Common Stock in a name other than that of such holder; and the person or persons entitled to receive the Common

Stock issuable upon conversion of such Series A Convertible Subordinated Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

         The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Convertible Subordinated Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Series A Convertible Subordinated Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid.

         The Corporation shall not be required to convert Series A Convertible Subordinated Preferred Stock, and no surrender of Series A Convertible Subordinated Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series A Convertible Subordinated Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series A Convertible Subordinated Preferred Stock was surrendered.

         (f) Corporate Actions. In order that the Corporation may issue shares of Common Stock upon conversion of the Series A Convertible Subordinated Preferred Stock, the Corporation will use reasonable efforts to comply with all applicable Federal and state securities laws and will use reasonable efforts to list such shares to be issued upon conversion on such securities exchange on which the Common Stock is listed. Subject to Sections 4(b) and 4(i), the Corporation will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of its obligations hereunder.

         (g) Status of Shares Converted. In the event that any holder of Series A Convertible Subordinated Preferred Stock converts its Series A Convertible Subordinated Preferred Stock to Common Stock pursuant to this
Section 6, the right to preferential liquidation rights with respect to such converted stock pursuant to Section 5 hereof shall be immediately terminated. All shares of Series A Convertible Subordinated Preferred Stock received by the Corporation upon conversion thereof into Common Stock shall be retired and be restored to the status of authorized and unissued shares of Preferred Stock, and may be reissued as part of another series of the Preferred Stock of the Corporation, but such shares shall not be reissued as Series A Convertible Subordinated Preferred Stock.

         (h) Fractions upon Conversion. The Corporation shall not be required to issue fractional shares of Common Stock or script upon conversion of the Series A Convertible Subordinated Preferred Stock. As to any final fraction of a share of Common Stock which a holder of one or more shares of Series A Convertible Subordinated Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the

Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of the Common Stock. For purposes of this Section 6(h), the market value of a share of the Common Stock shall be the closing price per share on the business day immediately preceding the date of conversion.

         Section 7. Notices to Holders of Series A Convertible Subordinated Preferred Stock. In the event:

                  (a) that the Corporation shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Corporation or of any other subscription rights or warrants; or

                  (b) that the Corporation shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (including, without limitation, cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock); or

                  (c) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                  (e) that the Corporation proposes to take any other action which would require an adjustment in the number of shares of Common Stock or other securities or assets issuable upon conversion of shares of Series A Convertible Subordinated Preferred Stock pursuant to
         Section 6;

then the Corporation shall cause to be given to each of the registered holders of the Series A Convertible Subordinated Preferred Stock at its address appearing on the register for the Series A Convertible Subordinated Preferred Stock, at least twenty (20) calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date if specified, twenty
(20) calendar days prior to the taking of any action referred to in clauses (a) through (e) above, by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or (iii) the date on which such other action is to be effected, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action.

         Section 8. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of its obligations hereunder, but, subject to Sections 4(b) and 4(i), will at all times in good faith assist in the carrying out of the all the provisions hereof and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders of Series A Convertible Redeemable Preferred Stock granted herein against impairment.

         Section 9. Transfer. Shares of Series A Convertible Subordinated Preferred Stock shall be transferable only in compliance with applicable law, including federal and state securities laws, and the delivery to the Administrative Agent (and receipt of a written acknowledgment for such delivery) of an instrument executed by or on behalf of the transferee to the effect that the transferee agrees, upon acquisition of such shares by the transferee, that it shall be bound by all of the terms and provisions of the Subordination Agreement. Any attempt to transfer in violation of the foregoing shall be void ab initio.

                                                                       EXHIBIT 2

THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE LAWS.

ALL PAYMENTS UNDER THIS INSTRUMENT ARE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT DATED AS OF AUGUST 3, 2001, AMONG NORTEL NETWORKS LLC, THE CIT GROUP/BUSINESS CREDIT, INC., ARRIS GROUP, INC. AND ARRIS INTERACTIVE L.L.C., AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED.

                                ARRIS GROUP, INC.

                          SUBORDINATED CONVERTIBLE NOTE

Original                                           Issue Date: __________, 200__
Principal
Amount:           $[calculated pursuant to
                  ss. 8.03(a)(iii) or (iv) of the Agreement]

         FOR VALUE RECEIVED, Arris Group, Inc., a Delaware corporation, (the "Company"), hereby promises to pay to Nortel Networks LLC ("Nortel"), or its permitted successors and assigns (the "Holder"), the principal sum of _____________ Dollars ($__________), together with accrued interest and other amounts as provided for in this Note.

         This Note shall accrue interest at the rate of ten percent (10%) per annum, compounded annually, determined on the basis of a 365 day year, on the unpaid principal amount of this Note until paid in full.

         Capitalized terms used herein but not otherwise defined shall have the meanings specified in the Second Amended and Restated Limited Liability Company Agreement of Arris Interactive L.L.C. dated as of August 3, 2001, regardless of any subsequent amendment, modification or termination thereof.

         Section 1. PAYMENTS. (a)Periodic Payments. Subject to the limitations of Section 1(b), the Company shall pay the principal and interest on this Note, in cash, as follows:

                           (i) in quarterly installments, commencing on the first business day after the six-month anniversary of the Closing Date and thereafter on each successive three-month anniversary thereof, in the maximum aggregate amount permitted under Section 1(b) up to (and including) $[33,000,000] per such installment (the "Maximum Quarterly Payment"), until this Note is paid in full (as defined below); and

                           (ii) in any event, in full (as defined below), at the earlier of (1) the date occurring six (6) months after the Revolving Loan Commitment Termination Date, (2) a Change of Control of Newco, (3) Bankruptcy and (4) acceleration of the Senior Credit Facilities in accordance with the terms thereof.

For the purposes hereof, this Note shall be paid in full at such time as Holders have received cash payments equal, in the aggregate, to the sum of all principal (including all compound interest added to principal) plus accrued interest calculated through and including the date of such payment in full. Payments under this Note shall be applied first to accrued interest that has not been added to principal, and second, to principal.

         (b) Certain Limitations. Until payment in full in cash of all Senior Debt, the termination of any commitments to lend under the Senior Credit Facilities and the cancellation or termination of any letters of credit issued under the Senior Credit Facilities, no obligation to make payments shall arise, and no payment shall be made, pursuant to Section 1(a)(i), and no payment shall be made pursuant to Section 1(a)(ii), unless and until:

                           (1) prior to the date on which such payment is made, the Borrowers have delivered to the Administrative Agent all financial statements, compliance certificates and other documents required to be delivered in connection with the most recent fiscal quarter ending prior to such date pursuant to the Senior Credit Agreement,

                           (2) both immediately before and after giving pro forma effect to such payment, no Event of Default shall have occurred and be continuing,

                           (3) after giving pro forma effect to such payment, the Borrowers shall have Excess Availability of at least $75 million, and

                           (4) the Borrowers shall have delivered an officer's certificate of ANTEC signed by the chief financial officer of ANTEC certifying as to the foregoing clauses (1)-(3) and attaching a Borrowing Base Certificate demonstrating such Excess Availability, in each case in form and substance satisfactory to Administrative Agent;

provided that, with respect to the fourth fiscal quarter of any fiscal year, Borrowers shall be deemed to have satisfied the condition contained in clause
(1) above requiring delivery of audited financial statements upon delivery of unaudited financial statements for such fiscal year in lieu of audited financial statements for such fiscal year and a certificate signed by the chief financial officer of ANTEC certifying that, when delivered, the audited financial statements shall not contain any material differences from the unaudited financial statements.

         (c) Company Covenant. So as to enable the payments of principal and interest provided for in this Section 1, the Company shall, and shall cause its subsidiaries to, comply with all reporting requirements and document delivery requirements contained in the Senior Credit Facilities, make all requisite certifications under the Senior Credit Facilities, and take all such further actions as may be reasonably requested by the Holder to enable the Company, to the fullest extent possible, to make all redemption payments contemplated by this Section 1 timely and in full (provided, however, that in no event shall the Company be required by any of the foregoing provisions of this
Section 1 to take any action prohibited by the terms of the Senior Credit Facilities). The Company shall notify the Holder in writing of any Default or Event of Default, any material breach by the Company of this Section 1, or any amendment, restatement, amendment and restatement, supplement to, or modification of the Senior Credit Facilities, in each case not later than five
(5) business days after occurrence thereof.

         (d) Payments. All payments in respect of this Note shall be made in cash, or by wire transfer to such account as the Holder shall direct, in immediately available funds and in lawful currency of the United States of America. All payments by the Company shall be made without set-off , counterclaim or any deduction or withholding for any taxes or fees of any nature except to the extent that the withholding of taxes is required by applicable law.

         Section 2. DEFAULT. A default shall occur under this Note if: (i) the Company shall fail to make any payment under this Note in full within five (5) days after the date when due in accordance with the terms of this Note, or (ii) the Company shall fail to comply with any covenant or other obligation under this Note within thirty (30) days of the date compliance is required hereunder. Upon a default the Holder shall be entitled, subject to the Subordination Agreement, to exercise all of its rights and remedies provided herein or under applicable law. The Company agrees to pay all costs and expenses of the Holder, including reasonable attorneys' fees, in connection with any collection, enforcement or other action by the Holder following an default (whether or not a lawsuit or other formal proceeding is instituted).

         Section 3. CONVERSION.

                  (a) At any time after the Issue Date and while this Note is outstanding, upon not less than sixty-one (61) days prior written notice to the Company, the Holder may convert all or any portion of the principal amount of this Note outstanding, and all or any portion of accrued and unpaid interest on this Note, into such number of whole shares of Common Stock of the Company ("Common Stock") as the principal amount (and interest, if any) which the Holder elects to convert will purchase at the Conversion Price, upon the terms and subject to the conditions hereinafter specified. The "Conversion Price" shall be equal to the Fair Market Value per share of Common Stock. "Fair Market Value" shall mean, with respect to the Common Stock, the average closing price per share of Common Stock on The Nasdaq Stock Market (or, if the Common Stock is not then trading thereon, such other nationally recognized stock market or exchange, if any, on which the Common Stock may then be actively traded) for the twenty
(20) consecutive trading days ending two (2) days prior to the date of determination. In the absence of such trading markets, the Fair Market Value shall be as reasonably determined by the board of directors of the Company based upon a written valuation prepared by an independent valuation firm of national reputation.

                  (b) Conversion of this Note shall be made upon surrender of this Note to the Company at its principal place of business (or at such other office as the Company shall designate by notice in writing to the Holder from time to time), accompanied by written notice of the Holder's election to convert. The Company agrees that, at the time of surrender and exercise of conversion rights in compliance with the provisions hereof, the shares of Common Stock issuable pursuant to such exercise shall be and be deemed to be issued to the Holder (or, subject to compliance with applicable law, the Holder's permitted designee or designees which may include the Holder for which the Holder is acting as agent hereunder) as the record owner of such shares as of the close of business of the Company on the date on which conversion rights under this Note shall have been exercised as aforesaid, and that all such shares shall be duly authorized, validly issued, fully paid and non-assessable.

                  (c) Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note. Upon any conversion of this Note in part, the conversion of such converted portion shall be recorded by Holder and endorsed by the Holder and the Company, and the Company shall be forever released from all obligations and liabilities under this Note with respect to such converted portion of this Note. Notwithstanding Section 1(d), payments in respect of this Note shall not be made in cash or wire transfer to the extent of any amount payable under this Note that has been converted to Common Stock pursuant to this Section 3.

                  (d) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge for any issue, stamp or similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the Holder, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the reasonable satisfaction of the Company that such tax has been paid.

                  (e) In order that the Company may issue shares of Common Stock upon conversion of the Note, the Company will use reasonable best efforts to comply with all applicable federal and state securities laws and will use reasonable best efforts to list such shares to be issued upon conversion on such securities exchange on which the Common Stock is listed.

         Section 4. SUBORDINATION. The indebtedness evidenced by this Note is subordinated to the extent and in the manner set forth in the Subordination Agreement dated as of August 3, 2001 among Nortel Networks LLC, The CIT Group/Business Credit, Inc., as Administrative Agent, the Company and Arris Interactive L.L.C., as such Subordination Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the "Subordination Agreement"). Each of this Section 4 and the Subordination Agreement shall constitute a continuing offer to all persons who, in reliance upon such provision, become holders of, or continue to hold, the Senior Debt (as defined in the Subordination Agreement), and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Nothing in this Section 4 shall be construed as limiting the obligations of the Company to the Holder, which, as between the Company and the Holder, are unconditional and absolute.

         Section 5. COVENANTS. For as long as any amount in respect of this Note remains unpaid, the Company shall:

                  (a) Permit any representative(s) of the Holder, upon reasonable advance notice, during normal business hours, and without undue disruption of the business of the Company, to visit, and inspect any of the properties, corporate books and financial records of the Company, to make copies of such books and records, and to discuss the affairs, finances, and accounts of the Company with the principal officers of the Company;

                  (b) Use its reasonable best efforts to obtain all consents or approvals, if any, of governmental departments, agencies, authorities or commissions which are required by applicable law to be obtained prior to the conversion of this Note and the issuance of Common Stock thereupon and to take all such other and further action as the Holder shall reasonably request to enable such conversion and such issuance of Common Stock; and

                  (c) Refrain from declaring, paying or setting aside any dividend payments on account of any shares of any class of stock of the Company (other than Series A Convertible Subordinated Preferred Stock), now or hereafter outstanding.

         Section 6. WAIVER OR ALTERATION. None of the provisions hereof may be waived, altered or amended, except by a written instrument signed by the Company and the Holder and expressly referring to his Note and setting forth the provision so waived, altered or amended; provided, however, that Section 4 hereof may not be amended.

         Section 7. REMEDIES CUMULATIVE; WAIVERS. No failure by Holder to exercise or delay in exercising any right, remedy, power or privilege hereunder or any course of dealing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided to the Holder are cumulative and not exclusive of any rights, remedies, powers and privileges provided to the Holder by law. The Company and any endorser or guarantor hereof, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind (except as expressly provided for herein) and assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable. The Company and the Holder hereby waives any right to a trial by jury with respect to any claim or action arising out of or based upon this Note.

         Section 8. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of law.

         Section 9. SEVERABILITY. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid, but if any provision of this Note is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Note.

         Section 10. MAXIMUM INTEREST RATE. Notwithstanding anything to the contrary contained in this Note, in no event shall the total of all interest or other charges payable or collected under this Note exceed the maximum rate permitted by applicable law.

         Section 11. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. This Note shall be binding upon the Company and its successors and assigns; provided, however, that the Company may not transfer any of its obligations hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of Nortel and its permitted successors and assigns. This Note shall not be transferable, directly or indirectly, except upon delivery to the Company of a written opinion of counsel for the Company, or counsel reasonably satisfactory to the Company, that the transfer will not result in a registration of the transaction under applicable federal and state securities law, provided that the transferee delivers to the Administrative Agent (and receives a written acknowledgment from the Administrative Agent of such delivery to the Administrative Agent) an instrument executed by or on behalf of the transferee to the effect that the transferee agrees, upon acquisition of this Note by the transferee, that it shall be bound by all of the terms and provisions of the Subordination Agreement. Any attempted transfer in violation of the foregoing shall be void ab initio.

         Section 12. NOTICE. All notices or other communications to be provided to the Company hereunder shall be deemed given if personally delivered, telecopied (with confirmation) or three business days after being mailed by registered or certified mail (return receipt requested) or one business day after being delivered by overnight courier at its address set forth below:

         Arris Group, Inc.
         11450 Technology Circle
         Duluth, Georgia 30097
         Attention: President
         Fax: (678) 473-8470

         Section 13. REPLACEMENT OF NOTE. On receipt by the Company of an affidavit of an officer of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note, together with a bond or indemnity from an insurance company or bank reasonably acceptable to the Company and containing such terms as are customary for bonds and indemnities regularly accepted within the securities transfer industry, the Company, at the reasonable expense of the Holder, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.



                                      ARRIS GROUP, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT 3

                               ADMISSION AGREEMENT

         Reference is made to the Second Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of Arris Interactive L.L.C. (the "LLC"), dated and effective as of ___________, 2001, as amended, by and among ANTEC Corporation, a Delaware corporation that was, as of such date, in the process of changing its name to Arris International, Inc., Arris Group, Inc., a Delaware corporation, and Nortel Networks LLC, a Delaware limited liability company. Capitalized terms used but not defined herein shall have their respective meanings set forth in the LLC Agreement.

         1. The undersigned, being a Transferee of all or a portion of the Class B Interest, hereby agrees that, upon acquisition by such Transferee of the Transferred Class B Interest, the undersigned shall be bound by all of the terms and provisions of the LLC Agreement and the Subordination Agreement (a copy of which is attached hereto), to the same extent that such terms and provisions were applicable to the Class B Member that is the Transferor of such Transferred Class B Interest (provided that, if the Transferee was not granted the right to become a Member by the terms of the Transfer by virtue of which the undersigned acquired the Class B Interest, or a portion thereof, then the undersigned shall be bound by the terms and provisions of the LLC Agreement and the Subordination Agreement to the extent they are applicable to an assignee of the Class B Interest that is not a Member) as of immediately prior to effectiveness of such acquisition.

         2. The undersigned hereby acknowledges receipt and sufficiency of consideration in connection with this Admission Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Admission Agreement to be duly executed and delivered effective as of __________________, 200_.


                                         [Name of Transferee]


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

Received:


-----------------------------------
Administrative Agent